PROSPECTUS Dated August 26, 2003                    Pricing Supplement No. 82 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-106789
Dated August 26, 2003                                      Dated August 24, 2004
                                                                  Rule 424(b)(3)

                                   $8,967,867
                                 Morgan Stanley

                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                             Senior Fixed Rate Notes

                              -------------------

                        9% SPARQS due September 15, 2005
                          Mandatorily Exchangeable for
                   Shares of Common Stock of IVAX CORPORATION
      Stock Participation Accreting Redemption Quarterly-pay Securities(SM)
                                  ("SPARQS(R)")

The SPARQS will pay 9% interest per year but do not guarantee any return of principal at maturity. Instead, the SPARQS will pay at maturity a number of shares of IVAX common stock, subject to our right to call the SPARQS for cash at any time beginning March 1, 2005.

o The principal amount and issue price of each SPARQS is $24.89, which is equal to the closing price of IVAX common stock on August 24, 2004, the day we priced the SPARQS for initial sale to the public.
o We will pay 9% interest (equivalent to $2.2401 per year) on the $24.89 principal amount of each SPARQS. Interest will be paid quarterly, beginning December 15, 2004.
o At maturity, unless we have called the SPARQS for the cash call price, you will receive one share of IVAX common stock in exchange for each SPARQS, subject to adjustment for certain corporate events relating to IVAX. The maturity of the SPARQS may be accelerated under limited circumstances, including in the event of a substantial decline in the price of IVAX common stock.
o Beginning March 1, 2005, we have the right to call all of the SPARQS at any time and pay to you the cash call price, which will be calculated based on the call date. The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, gives you a yield to call of 22% per annum on the issue price of each SPARQS from and including the date of issuance to but excluding the call date. The calculation of the call price for any call date takes into account the time value of all of the payments made per SPARQS from the date of issuance to and including the applicable call date.
o If we decide to call the SPARQS, we will give you notice at least 10 but not more than 30 days before the call date specified in the notice.
o Investing in SPARQS is not equivalent to investing in IVAX common stock. You will not have the right to exchange your SPARQS for IVAX common stock prior to maturity.
o IVAX Corporation is not involved in this offering of SPARQS in any way and will have no obligation of any kind with respect to the SPARQS.
o    The SPARQS will not be listed on any securities exchange.

You should read the more detailed description of the SPARQS in this pricing supplement. You should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of SPARQS."
The SPARQS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-7.

                             ----------------------
                             PRICE $24.89 PER SPARQS
                             ----------------------

                         Price to          Agent's         Proceeds to
                        Public(1)       Commissions(2)      Company(1)
                        ---------       --------------      ----------
Per SPARQS.......        $24.89              $.4356          $24.4544
Total............    $8,967,867         $156,946.68      $8,810,920.32

---------------
(1)  Plus accrued interest, if any, from the original issue date.

(2) For additional information see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                 MORGAN STANLEY

                      (This page intentionally left blank)

                          SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the SPARQS(R) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The SPARQS offered are medium-term debt securities of Morgan Stanley. The return on the SPARQS at maturity is linked to the performance of the common stock of IVAX Corporation, which we refer to as IVAX Stock, subject to our right to call the SPARQS for cash at any time on or after March 1, 2005.

     "Stock Participation Accreting Redemption Quarterly-pay Securities" and "SPARQS" are our service marks.

Each SPARQS costs $24.89         We, Morgan Stanley, are offering 9% Stock
                                 Participation Accreting Redemption
                                 Quarterly-pay Securities(SM) due September 15,
                                 2005, Mandatorily Exchangeable for Shares of
                                 Common Stock of IVAX Corporation, which we refer to as the SPARQS. The principal amount and issue price of each SPARQS is $24.89, which is equal to the closing price of IVAX Stock on August 24, 2004, the day we priced the SPARQS for initial sale to the public.

                                 The original issue price of the SPARQS includes the agent's commissions paid with respect to the SPARQS and the cost of hedging our obligations under the SPARQS. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the original issue price of the SPARQS includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the SPARQS. See "Risk Factors--The inclusion of commissions and projected profit of hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of SPARQS--Use of Proceeds and Hedging."

No guaranteed return of          Unlike ordinary debt securities, the SPARQS do
principal                        not guarantee any return of principal at
                                 maturity. Instead the SPARQS will pay an amount of IVAX Stock at the scheduled maturity date, subject to our prior call of the SPARQS for the applicable call price in cash. Investing in SPARQS is not equivalent to investing in IVAX
                                 Stock. If at maturity (including upon an acceleration of the SPARQS) the closing price of IVAX Stock has declined from the closing price of IVAX Stock on August 24, 2004, the day we priced the SPARQS for initial sale to the public, your payout will be less than the principal amount of the SPARQS. In certain cases of acceleration described below under "--The maturity date of the SPARQS may be accelerated," you may instead receive an early cash payment on the SPARQS.

9% interest on the principal     We will pay interest on the SPARQS, at the rate
amount                           of 9% of the principal amount per year,
                                 quarterly on December 15, 2004, March 15, 2005,
                                 June 15, 2005 and the maturity date. If we call the SPARQS, we will pay accrued but unpaid interest on the SPARQS to but excluding the applicable call date. The interest rate we pay on the SPARQS is more than the current dividend rate on IVAX Stock.

Payout at maturity               If we have not called the SPARQS and the
                                 maturity of the SPARQS has not accelerated, we will deliver to you at the scheduled maturity date a number of shares of IVAX Stock equal to the exchange ratio for each $24.89 principal amount of SPARQS you hold. The initial exchange ratio is one share of IVAX Stock per SPARQS, subject to adjustment for certain corporate events relating to IVAX Corporation, which we refer to as IVAX. You do not have the right to exchange your SPARQS for IVAX Stock prior to maturity.

                                 You can review the historical prices of IVAX
                                 Stock in the section of this pricing supplement called "Description of SPARQS--Historical Information."

                                 If September 5, 2005, the final call notice date, is not a trading day or a market disruption event occurs on that day and we elect to call the SPARQS, both the final call notice date and the scheduled maturity date of the SPARQS will be postponed so that the maturity date will be the tenth calendar day after we send notice of our election. See the section of this pricing supplement called "Description of SPARQS--Maturity Date." The maturity of the SPARQS will be accelerated under the circumstances described below under "--The maturity date of the SPARQS may be accelerated."

Your return on the SPARQS may    The return investors realize on the SPARQS may
be limited by our call right     be limited by our call right. We have the right
                                 to call all of the SPARQS at any time beginning
                                 March 1, 2005, including at maturity, for the cash call price, which will be calculated based on the call date. The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, gives you a yield to call of 22% per annum on the issue price of each SPARQS from and including the date of issuance to but excluding the call date.

                                 You should not expect to obtain a total yield (including interest payments) of more than 22% per annum on the issue price of the SPARQS to the call date. If we call the SPARQS, you will receive the cash call price and not IVAX Stock or an amount based upon the closing price of IVAX Stock on the call date.

                                 The yield to call, and the call price for a particular call date that the yield to call implies, takes into account the time value of any periodic payments that are made on a given investment. That is, in the case of the SPARQS, the yield to call assumes that an investor in the SPARQS earns the yield to call rate on a particular cash flow on the SPARQS, such as an interest payment or the payment of the call price on a particular call date, from the date of issuance of the SPARQS to but excluding the date of the applicable payment. As a result, the call price for any call date is an amount per SPARQS such that the present value of all of the payments made on the SPARQS to and including the applicable call date (i.e., including the call price and all of the interest payments), when discounted to the date of issuance from the payment date of those cash flows at a yield to call rate of 22% per annum, equals the issue price of the SPARQS.

                                 If we call the SPARQS, we will do the
                                 following:

                                 o    send a notice announcing that we have
                                      decided to call the SPARQS;

                                 o specify in the notice a call date when you will receive payment in exchange for delivering your SPARQS to the trustee; that call date will not be less than 10 nor more than 30 days after the date of the notice; and

                                 o specify in the notice the cash call price that we will pay to you in exchange for each SPARQS.

                                 If we were to call the SPARQS on March 1, 2005, which is the earliest day on which we may call the SPARQS, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date, would be

                                 $26.8256 per SPARQS. If we were to call the SPARQS on the scheduled maturity date, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date (which is the same date that would have otherwise been the scheduled maturity date), would be $28.6529 per SPARQS.

The yield to call on the         The yield to call on the SPARQS is 22% per
SPARQS is 22%                    annum, which means that the annualized rate of
                                 return that you will receive on the issue price of the SPARQS if we call the SPARQS will be 22%. The calculation of the yield to call takes into account the issue price of the SPARQS, the time to the call date, and the amount and timing of interest payments on the SPARQS, as well as the call price. If we call the SPARQS on any particular call date, the call price will be an amount so that the yield to call on the SPARQS to but excluding the call date will be 22% per annum.

The maturity date of the         The maturity date of the SPARQS will be
SPARQS may be accelerated        accelerated upon the occurrence of either of
                                 the following events:

                                    o  a price event acceleration, which will
                                       occur if the closing price of IVAX Stock on any two consecutive trading days is less than $2.00 (subject to adjustment for certain corporate events related to
                                       IVAX); and

                                    o  an event of default acceleration, which
                                       will occur if there is an event of
                                       default with respect to the SPARQS.

                                 The amount payable to you will differ depending on the reason for the acceleration.

                                    o  If there is a price event acceleration,
                                       we will owe you (i) a number of shares of IVAX Stock at the then current exchange ratio and (ii) accrued but unpaid interest to but excluding the date of acceleration plus an amount of cash determined by the Calculation Agent equal to the sum of the present values of the remaining scheduled payments of interest on the SPARQS (excluding such accrued but unpaid interest) discounted to the date of acceleration, as described in the section of this pricing supplement called "Description of SPARQS--Price Event Acceleration."

                                    o  If there is an event of default
                                       acceleration and if we have not already
                                       called the SPARQS in accordance with our call right, we will owe you (i) the lesser of (a) the product of (x) the closing price of IVAX Stock, as of the date of such acceleration and (y) the then current exchange ratio and (b) the call price calculated as though the date of acceleration were the call date (but in no event less than the call price for the first call date) and (ii) accrued but unpaid interest to but excluding the date of acceleration.

                                       o  If we have already called the SPARQS
                                          in accordance with our call right, we
                                          will owe you (i) the call price and
                                          (ii) accrued but unpaid interest to
                                          the date of acceleration.

                                 The amount payable to you if the maturity of the SPARQS is accelerated may be substantially less than the $24.89 principal amount of the SPARQS.

The SPARQS may become            Following certain corporate events relating to
exchangeable into the common     IVAX Stock, such as a stock-for-stock merger
stock of companies other than    where IVAX is not the surviving entity, you
                                 will receive at maturity the common stock of a successor corporation to IVAX. Following certain other corporate events relating to IVAX
                                 Stock, such as a merger event where holders of IVAX Stock would receive all or a substantial portion of their consideration in cash

IVAX or a significant cash dividend or distribution of property with respect to IVAX Stock, you will receive at maturity the common stock of three companies in the same industry group as IVAX in lieu of, or in addition to, IVAX Stock, as applicable. In the event of such a corporate event, the equity-linked nature of the SPARQS would be affected. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called "Description of SPARQS--Antidilution Adjustments." You should read this section in order to understand these and other adjustments that may be made to your SPARQS.

MS & Co. will be the             We have appointed our affiliate, Morgan Stanley
calculation agent                & Co. Incorporated, which we refer to as MS &
                                 Co., to act as calculation agent for JPMorgan
                                 Chase Bank (formerly known as The Chase
                                 Manhattan Bank), the trustee for our senior notes. As calculation agent, MS & Co. will determine the call price that you will receive if we call the SPARQS. MS & Co. will also calculate the amount payable per SPARQS in the event of a price event acceleration, adjust the exchange ratio for certain corporate events affecting IVAX Stock and determine the appropriate underlying security or securities to be delivered at maturity in the event of certain reorganization events relating to IVAX
                                 Stock that we describe in the section of this pricing supplement called "Description of
                                 SPARQS--Antidilution Adjustments."

No affiliation with IVAX         IVAX is not an affiliate of ours and is not
                                 involved with this offering in any way. The obligations represented by the SPARQS are obligations of Morgan Stanley and not of IVAX.

Where you can find more          The SPARQS are senior notes issued as part of
information on the SPARQS        our Series C medium-term note program. You can
                                 find a general description of our Series C medium-term note program in the accompanying prospectus supplement dated August 26, 2003. We describe the basic features of this type of note in the sections called "Description of Notes--Fixed Rate Notes" and "--Exchangeable
                                 Notes."

                                 For a detailed description of the terms of the SPARQS, including the specific mechanics for exercise of our call right, you should read the "Description of SPARQS" section in this pricing supplement. You should also read about some of the risks involved in investing in SPARQS in the section called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the SPARQS may differ from that of investments in ordinary debt securities or common stock. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the SPARQS.

How to reach us                  Please contact your local Morgan Stanley branch
                                 office or our principal executive offices at 1585 Broadway, New York, New York 10036
                                 (telephone number (212) 761-4000).

                                  RISK FACTORS

     The SPARQS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of IVAX Stock, there is no guaranteed return of principal. This section describes the most significant risks relating to the SPARQS. You should carefully consider whether the SPARQS are suited to your particular circumstances before you decide to purchase them.

SPARQS are not ordinary senior   The SPARQS combine features of equity and debt.
notes -- no guaranteed return    The terms of the SPARQS differ from those of
of principal                     ordinary debt securities in that we will not
                                 pay you a fixed amount at maturity. Our payout to you at the scheduled maturity date will be a number of shares of IVAX Stock, unless we have exercised our call right or the maturity of the SPARQS has been accelerated. If the closing price of IVAX Stock at maturity (including upon an acceleration of the SPARQS) is less than the closing price of IVAX Stock on August 24, 2004, the day we priced the SPARQS for initial sale to the public, and we have not called the SPARQS, we will pay you an amount of IVAX Stock or, under some circumstances, cash, in either case, with a value that is less than the principal amount of the SPARQS.

Your appreciation potential is   The appreciation potential of the SPARQS is
limited by our call right        limited by our call right. The $24.89 issue
                                 price of one SPARQS is the closing price of IVAX Stock on August 24, 2004, the day we priced the SPARQS for initial sale to the public. If we exercise our call right, you will receive the cash call price described under "Description of SPARQS--Call Price" below and not IVAX Stock or an amount based upon the closing price of IVAX Stock. The payment you will receive in the event that we exercise our call right will depend upon the call date and will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, represents a yield to call of 22% per annum on the issue price of the SPARQS from the date of issuance to but excluding the call date. We may call the SPARQS at any time on or after March
                                 1, 2005, including on the maturity date. You should not expect to obtain a total yield
                                 (including interest payments) of more than 22% per annum on the issue price of the SPARQS to the call date.

The SPARQS will not be listed    The SPARQS will not be listed on any securities
                                 exchange. There may be little or no secondary market for the SPARQS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the SPARQS easily. MS & Co. currently intends to act as a market maker for the SPARQS but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the SPARQS, the price at which you may be able to trade your SPARQS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If at any time MS & Co. were to cease acting as a market maker, it is likely that there would little or no secondary market for the SPARQS.

Market price of the SPARQS       Several factors, many of which are beyond our
will be influenced by many       control, will influence the value of the SPARQS
unpredictable factors            in the secondary market and the price at which
                                 MS & Co. may be willing to purchase or sell the SPARQS in the secondary market. We expect that generally the trading price of IVAX Stock on any day will affect the value of the SPARQS more than any other single factor. However, because we have the right to call the SPARQS at any time beginning March 1, 2005 for a call price that is not linked to the closing price of IVAX Stock, the SPARQS may trade differently from IVAX Stock. Other factors that may influence the value of the SPARQS include:

                                 o the volatility (frequency and magnitude of changes in price) of IVAX Stock

                                 o   geopolitical conditions and economic,
                                     financial, political, regulatory or
                                     judicial events that affect stock markets generally and that may affect the trading price of IVAX Stock

                                 o   interest and yield rates in the market

                                 o the time remaining until we can call the SPARQS and until the SPARQS mature

                                 o   the dividend rate on IVAX Stock

                                 o   our creditworthiness

                                 o the occurrence of certain events affecting IVAX that may or may not require an adjustment to the exchange ratio

                                 Some or all of these factors will influence the price you will receive if you sell your SPARQS prior to maturity. For example, you may have to sell your SPARQS at a substantial discount from the principal amount if the trading price of IVAX Stock is at, below, or not sufficiently above $24.89.

                                 You cannot predict the future performance of IVAX Stock based on its historical performance. The price of IVAX Stock may decrease so that you will receive at maturity an amount of IVAX Stock or, under some circumstances, cash, in either case, worth less than the principal amount of the SPARQS. In addition, there can be no assurance that the price of IVAX Stock will increase so that you will receive at maturity an amount of IVAX Stock worth more than the principal amount of the SPARQS. If we exercise our call right and call the SPARQS, you will receive the cash call price and not IVAX Stock, and your yield to the call date (including all of the interest paid on the SPARQS) will be 22% per annum on the issue price of each SPARQS, which may be more or less than the yield on a direct investment in IVAX Stock.

The inclusion of commissions     Assuming no change in market conditions or any
and projected profit from        other relevant factors, the price, if any, at
hedging in the original issue    which MS & Co. is willing to purchase SPARQS in
price is likely to adversely     secondary market transactions will likely be
affect secondary market prices   lower than the original issue price, since the
                                 original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the SPARQS, as well as the projected profit included in the cost of hedging our obligations under the SPARQS. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

If the SPARQS accelerate, you    The maturity of the SPARQS will be accelerated
may receive an amount worth      if there is a price event acceleration or an
substantially less than the      event of default acceleration. The amount
principal amount of the SPARQS   payable to you if the maturity of the SPARQS is
                                 accelerated will differ depending on the reason for the acceleration and may be substantially less than the principal amount of the SPARQS.
                                 See "Description of SPARQS--Price Event
                                 Acceleration" and "Description of
                                 SPARQS--Alternate Exchange Calculation in Case of an Event of Default."

Morgan Stanley is not            IVAX is not an affiliate of ours and is not
affiliated with IVAX             involved with this offering in any way.
                                 Consequently, we have no ability to control the actions of IVAX, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity. IVAX has no obligation to consider your interest as an investor in the SPARQS in taking any corporate actions that might affect the value of your SPARQS. None of the money you pay for the SPARQS will go to IVAX.

Morgan Stanley may engage in     We or our affiliates may presently or from time
business with or involving       to time engage in business with IVAX without
IVAX without regard to your      regard to your interests, including extending
interests                        loans to, or making equity investments in, IVAX
                                 or providing advisory services to IVAX, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about IVAX. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to IVAX. These research reports may or may not recommend that investors buy or hold
                                 IVAX Stock.

You have no shareholder rights   Investing in the SPARQS is not equivalent to
                                 investing in IVAX Stock. As an investor in the SPARQS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to IVAX Stock. In addition, you do not have the right to exchange your SPARQS for IVAX Stock prior to maturity.

The SPARQS may become            Following certain corporate events relating to
exchangeable into the common     IVAX Stock, such as a merger event where
stock of companies other than    holders of IVAX Stock would receive all or a
IVAX                             substantial portion of their consideration in
                                 cash or a significant cash dividend or
                                 distribution of property with respect to IVAX
                                 Stock, you will receive at maturity the common stock of three companies in the same industry group as IVAX in lieu of, or in addition to, IVAX Stock. Following certain other corporate events, such as a stock-for-stock merger where
                                 IVAX is not the surviving entity, you will receive at maturity the common stock of a successor corporation to IVAX. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called
                                 "Description of SPARQS--Antidilution
                                 Adjustments." The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the market price of the SPARQS.

The antidilution adjustments     MS & Co., as calculation agent, will adjust the
the calculation agent is         amount payable at maturity for certain events
required to make do not cover    affecting IVAX Stock, such as stock splits and
every corporate event that       stock dividends, and certain other corporate
could affect IVAX Stock          actions involving IVAX, such as mergers.
                                 However, the calculation agent will not make an adjustment for every corporate event that could affect IVAX Stock. For example, the calculation agent is not required to make any adjustments if IVAX or anyone else makes a partial tender or partial exchange offer for IVAX Stock. If an event occurs that does not require the calculation agent to adjust the amount of IVAX
                                 Stock payable at maturity, the market price of the SPARQS may be materially and adversely affected.

The economic interests of the    The economic interests of the calculation agent
calculation agent and other of   and other of our affiliates are potentially
our affiliates are potentially   adverse to your interests as an investor in the
adverse to your interests        SPARQS.

                                 As calculation agent, MS & Co. will calculate the cash amount you will receive if we call the SPARQS and the amount payable to you in the event of a price acceleration and will determine what adjustments should be made to the exchange ratio to reflect certain corporate and other events and the appropriate underlying security or securities to be delivered at maturity in the event of certain reorganization events. Determinations made by MS & Co, in its capacity as calculation agent, including adjustments to the exchange ratio or the calculation of the amount payable to you in the event of a price event acceleration, may affect the amount payable to you at maturity or upon a price event acceleration of the SPARQS. See the sections of this pricing supplement called "Description of SPARQS--Antidilution
                                 Adjustments" and "--Price Event Acceleration."

                                 The original issue price of the SPARQS includes the agent's commissions and certain costs of hedging our obligations under the SPARQS. The subsidiaries through which we hedge our obligations under the SPARQS expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading activity     MS & Co. and other affiliates of ours have
by the calculation agent and     carried out, and will continue to carry out
its affiliates could             hedging activities related to the SPARQS,
potentially affect the value     including trading in IVAX Stock as well as in
of the SPARQS                    other instruments related to IVAX Stock. MS &
                                 Co. and some of our other subsidiaries also trade IVAX Stock and other financial instruments related to IVAX Stock on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities as of the date of this pricing supplement could potentially have increased the price of IVAX Stock and, accordingly, potentially have increased the issue price of the SPARQS and, therefore, the price at which IVAX Stock must close before you would receive at maturity an amount of IVAX
                                 Stock worth as much as or more than the
                                 principal amount of the SPARQS. Additionally, such hedging or trading activities during the term of the SPARQS could potentially affect the price of IVAX Stock at maturity and, accordingly, if we have not called the SPARQS, the value of the IVAX Stock, or in certain circumstances cash, you will receive at maturity, including upon an acceleration event.

Because the characterization     You should also consider the U.S. federal
of the SPARQS for U.S. federal   income tax consequences of investing in the
income tax purposes is           SPARQS. There is no direct legal authority as
uncertain, the material U.S.     to the proper tax treatment of the SPARQS, and
federal income tax               consequently our special tax counsel is unable
consequences of an investment    to render an opinion as to their proper
in the SPARQS are uncertain      characterization for U.S. federal income tax
                                 purposes. Therefore, significant aspects of the tax treatment of the SPARQS are uncertain.
                                 Pursuant to the terms of the SPARQS and subject to the discussion under "Description of SPARQS--United States Federal Income
                                 Taxation--Non-U.S. Holders," you have agreed with us to treat a SPARQS as an investment unit consisting of (i) a terminable forward contract and (ii) a deposit with us of a fixed amount of cash to secure your obligation under the terminable forward contract, as described in the section of this pricing supplement called
                                 "Description of SPARQS--United States Federal
                                 Income Taxation--General." The terminable forward contract (i) requires you (subject to our call right) to purchase IVAX Stock from us at maturity, and (ii) allows us, upon exercise of our call right, to terminate the terminable forward contract by returning your deposit and paying to you an amount of cash equal to the difference between the call price and the deposit. If the Internal Revenue Service (the
                                 "IRS") were successful in asserting an
                                 alternative characterization for the SPARQS, the timing and character of income on the SPARQS and your tax basis for IVAX Stock received in exchange for the SPARQS might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the SPARQS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called
                                 "Description of SPARQS--United States Federal
                                 Income Taxation."

                                 If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of SPARQS--United States Federal Income Taxation--Non-U.S. Holders" for a discussion of the withholding tax consequences of an investment in the SPARQS.

                                 You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the SPARQS, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                              DESCRIPTION OF SPARQS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "SPARQS" refers to each $ 24.89 principal amount of our 9% SPARQS due September 15, 2005, Mandatorily Exchangeable for Shares of Common Stock of IVAX Corporation. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount....................    $8,967,867

Maturity Date.................................    September 15, 2005, subject to
                                                  acceleration as described
                                                  below in "--Price Event
                                                  Acceleration" and "--Alternate
                                                  Exchange Calculation in Case
                                                  of an Event of Default" and
                                                  subject to extension if the
                                                  Final Call Notice Date is
                                                  postponed in accordance with
                                                  the following paragraph.

                                                  If the Final Call Notice Date
                                                  is postponed because it is not
                                                  a Trading Day or due to a
                                                  Market Disruption Event or
                                                  otherwise and we elect to call
                                                  the SPARQS, the scheduled
                                                  Maturity Date will be
                                                  postponed so that the Maturity
                                                  Date will be the tenth
                                                  calendar day following the
                                                  Final Call Notice Date. See
                                                  "--Final Call Notice Date."

Interest Rate.................................    9% per annum (equivalent to
                                                  $2.2401 per annum per SPARQS)

Interest Payment Dates........................    December 15, 2004, March 15,
                                                  2005, June 15, 2005 and the
                                                  Maturity Date.

                                                  If the scheduled Maturity Date
                                                  is postponed due to a Market
                                                  Disruption Event or otherwise,
                                                  we will pay interest on the
                                                  Maturity Date as postponed
                                                  rather than on September 15,
                                                  2005, but no interest will
                                                  accrue on the SPARQS or on
                                                  such payment during the period
                                                  from or after the scheduled
                                                  Maturity Date.

Record Date...................................    The Record Date for each
                                                  Interest Payment Date,
                                                  including the Interest Payment
                                                  Date scheduled to occur on the
                                                  Maturity Date, will be the
                                                  date 5 calendar days prior to
                                                  such scheduled Interest
                                                  Payment Date, whether or not
                                                  that date is a Business Day;
                                                  provided, however, that in the
                                                  event that we call the SPARQS,
                                                  no Interest Payment Date will
                                                  occur after the Morgan Stanley
                                                  Notice Date, except for any
                                                  Interest Payment Date for
                                                  which the Morgan Stanley
                                                  Notice Date falls on or after
                                                  the "ex-interest" date for the
                                                  related interest payment, in
                                                  which case the related
                                                  interest payment will be made
                                                  on such Interest Payment Date;
                                                  and provided, further, that
                                                  accrued but unpaid interest
                                                  payable on the Call Date, if
                                                  any, will be payable to the
                                                  person to whom the Call Price
                                                  is payable. The "ex-interest"
                                                  date for any interest payment
                                                  is the date on which purchase
                                                  transactions in the SPARQS no
                                                  longer carry the right to
                                                  receive such interest payment.

Specified Currency............................    U.S. dollars

Issue Price...................................    $24.89 per SPARQS

Original Issue Date (Settlement Date).........    August 31, 2004

CUSIP Number..................................    61746S489

Denominations.................................    $24.89 and integral multiples
                                                  thereof

Morgan Stanley Call Right.....................    On any scheduled Trading Day
                                                  on or after March 1, 2005 or
                                                  on the Maturity Date
                                                  (including the Maturity Date
                                                  as it may be extended and
                                                  regardless of whether the
                                                  Maturity Date is a Trading
                                                  Day), we may call the SPARQS,
                                                  in whole but not in part, for
                                                  the Call Price. If we call the
                                                  SPARQS, the cash Call Price
                                                  and any accrued but unpaid
                                                  interest on the SPARQS will be
                                                  delivered to the Trustee for
                                                  delivery to the Depositary,
                                                  which we refer to as DTC, as
                                                  holder of the SPARQS, on the
                                                  Call Date fixed by us and set
                                                  forth in our notice of
                                                  mandatory exchange, upon
                                                  delivery of the SPARQS to the
                                                  Trustee. We will, or will
                                                  cause the Calculation Agent
                                                  to, deliver such cash to the
                                                  Trustee for delivery to DTC,
                                                  as holder of the SPARQS. We
                                                  expect such amount of cash
                                                  will be distributed to
                                                  investors on the Call Date in
                                                  accordance with the standard
                                                  rules and procedures of DTC
                                                  and its direct and indirect
                                                  participants. See "--Book
                                                  Entry Note or Certificated
                                                  Note" below, and see "The
                                                  Depositary" in the
                                                  accompanying prospectus
                                                  supplement.

Morgan Stanley Notice Date....................    The scheduled Trading Day on
                                                  which we issue our notice of
                                                  mandatory exchange, which must
                                                  be at least 10 but not more
                                                  than 30 days prior to the Call
                                                  Date.

Final Call Notice Date........................    September 5, 2005; provided
                                                  that if September 5, 2005 is
                                                  not a Trading Day or if a
                                                  Market Disruption Event occurs
                                                  on such day, the Final Call
                                                  Notice Date will be the
                                                  immediately succeeding Trading
                                                  Day on which no Market
                                                  Disruption Event occurs.

Call Date.....................................    The day specified by us in our
                                                  notice of mandatory exchange,
                                                  on which we will deliver cash
                                                  to DTC, as holder of the
                                                  SPARQS, for mandatory
                                                  exchange, which day may be any
                                                  scheduled Trading Day on or
                                                  after March 1, 2005 or the
                                                  Maturity Date (including the
                                                  Maturity Date as it may be
                                                  extended and regardless of
                                                  whether the Maturity Date is a
                                                  scheduled Trading Day).

Call Price....................................    The Call Price with respect to
                                                  any Call Date is an amount of
                                                  cash per SPARQS such that the
                                                  sum of the present values of
                                                  all cash flows on each SPARQS
                                                  to and including the Call Date
                                                  (i.e., the Call Price and all
                                                  of the interest payments,
                                                  including accrued and unpaid
                                                  interest payable on the Call
                                                  Date), discounted to the
                                                  Original Issue Date from the
                                                  applicable payment date at the
                                                  Yield to Call rate of 22% per
                                                  annum, computed on the basis
                                                  of a 360-day year of twelve
                                                  30-day months, equals the
                                                  Issue Price, as determined by
                                                  the Calculation Agent.

                                                  The table of indicative Call
                                                  Prices set forth below
                                                  illustrates what the Call
                                                  Price per SPARQS would be if
                                                  we were to call the SPARQS on
                                                  March 1, 2005 (which is the
                                                  earliest date on which we may
                                                  call the SPARQS) and on any
                                                  subsequent scheduled Interest
                                                  Payment Date through the
                                                  scheduled Maturity Date:


                                                  Call Date                     Call Price
                                                  ---------                     ----------
                                                  March 1, 2005..............   $26.3527
                                                  March 15, 2005.............   $26.4738
                                                  June 15, 2005..............   $27.2634
                                                  September 15, 2005.........   $28.0929

                                                  The indicative Call Prices set
                                                  forth above do not include the
                                                  accrued but unpaid interest
                                                  that would also be payable on
                                                  each SPARQS on the applicable
                                                  Call Date. We may call the
                                                  SPARQS on any scheduled
                                                  Trading Day on or after March
                                                  1, 2005 or on the Maturity
                                                  Date (including the Maturity
                                                  Date as it may be extended and
                                                  regardless of whether the
                                                  Maturity Date is a scheduled
                                                  Trading Day).

                                                  For more information regarding
                                                  the determination of the Call
                                                  Price and examples of how the
                                                  Call Price is calculated in
                                                  certain hypothetical
                                                  scenarios, see Annex A to this
                                                  pricing supplement.

Yield to Call.................................    The Yield to Call on the
                                                  SPARQS is 22% per annum, which
                                                  means that the annualized rate
                                                  of return that you will
                                                  receive on the Issue Price of
                                                  the SPARQS if we call the
                                                  SPARQS will be 22%. The
                                                  calculation of the Yield to
                                                  Call takes into account the
                                                  Issue Price of the SPARQS, the
                                                  time to the Call Date, and the
                                                  amount and timing of interest
                                                  payments on the SPARQS, as
                                                  well as the Call Price. If we
                                                  call the SPARQS on any
                                                  particular Call Date, the Call
                                                  Price will be an amount so
                                                  that the Yield to Call on the
                                                  SPARQS to but excluding the
                                                  Call Date will be 22% per
                                                  annum. See Annex A to this
                                                  pricing supplement.

Exchange at the Maturity Date.................    Unless we have called the
                                                  SPARQS or their maturity has
                                                  accelerated, at the scheduled
                                                  Maturity Date, upon delivery
                                                  of the SPARQS to the Trustee,
                                                  we will apply the $24.89
                                                  principal amount of each
                                                  SPARQS as payment for, and
                                                  will deliver, a number of
                                                  shares of IVAX Stock at the
                                                  Exchange Ratio.

                                                  We shall, or shall cause the
                                                  Calculation Agent to, (i)
                                                  provide written notice to the
                                                  Trustee and to DTC, on or
                                                  prior to 10:30 a.m. on the
                                                  Trading Day immediately prior
                                                  to the scheduled Maturity Date
                                                  of the SPARQS (but if such
                                                  Trading Day is not a Business
                                                  Day, prior to the close of
                                                  business on the Business Day
                                                  preceding the Maturity Date),
                                                  of the amount of IVAX Stock to
                                                  be delivered with respect to
                                                  the $24.89 principal amount of
                                                  each SPARQS and (ii) deliver
                                                  such shares of IVAX Stock (and
                                                  cash in respect of interest
                                                  and any fractional shares of
                                                  IVAX Stock) to the Trustee for
                                                  delivery to DTC, as holder of
                                                  the SPARQS, on the scheduled
                                                  Maturity Date. We expect such
                                                  shares and cash will be
                                                  distributed to investors on
                                                  the Maturity Date in
                                                  accordance with the standard
                                                  rules and procedures of DTC
                                                  and its direct and indirect
                                                  participants. See "--Book
                                                  Entry Note or Certificated
                                                  Note" below, and see "The
                                                  Depositary" in the
                                                  accompanying prospectus
                                                  supplement.

                                                  If the maturity of the SPARQS
                                                  is accelerated because of a
                                                  Price Event Acceleration (as
                                                  described under "--Price Event
                                                  Acceleration" below) or
                                                  because of an Event of Default

                                                  Acceleration (as defined under
                                                  "--Alternate Exchange
                                                  Calculation in Case of an
                                                  Event of Default" below), we
                                                  shall provide such notice as
                                                  promptly as possible and in no
                                                  event later than (i) in the
                                                  case of an Event of Default
                                                  Acceleration, two Trading Days
                                                  after the date of acceleration
                                                  (but if such second Trading
                                                  Day is not a Business Day,
                                                  prior to the close of business
                                                  on the Business Day preceding
                                                  such second Trading Day) and
                                                  (ii) in the case of a Price
                                                  Event Acceleration, 10:30 a.m.
                                                  on the Trading Day immediately
                                                  prior to the date of
                                                  acceleration (but if such
                                                  Trading Day is not a Business
                                                  Day, prior to the close of
                                                  business on the Business Day
                                                  preceding the date of
                                                  acceleration).

Price Event Acceleration......................    If on any two consecutive
                                                  Trading Days during the period
                                                  prior to and ending on the
                                                  third Business Day immediately
                                                  preceding the Maturity Date,
                                                  the product of the Closing
                                                  Price per share of IVAX Stock
                                                  and the Exchange Ratio is less
                                                  than $2.00, the Maturity Date
                                                  of the SPARQS will be deemed
                                                  to be accelerated to the third
                                                  Business Day immediately
                                                  following such second Trading
                                                  Day (the "date of
                                                  acceleration"). See
                                                  "--Exchange Ratio" below. Upon
                                                  such acceleration, with
                                                  respect to the $24.89
                                                  principal amount of each
                                                  SPARQS, we will deliver to
                                                  DTC, as holder of the SPARQS,
                                                  on the date of acceleration:

                                                     o  a number of shares of
                                                        IVAX Stock at the then
                                                        current Exchange Ratio;
                                                        and

                                                     o  accrued but unpaid
                                                        interest to but
                                                        excluding the date of
                                                        acceleration plus an
                                                        amount of cash, as
                                                        determined by the
                                                        Calculation Agent, equal
                                                        to the sum of the
                                                        present values of the
                                                        remaining scheduled
                                                        payments of interest on
                                                        the SPARQS (excluding
                                                        any portion of such
                                                        payments of interest
                                                        accrued to the date of
                                                        acceleration) discounted
                                                        to the date of
                                                        acceleration at the
                                                        yield that would be
                                                        applicable to a
                                                        non-interest bearing,
                                                        senior unsecured debt
                                                        obligation of ours with
                                                        a comparable term.

                                                  We expect such shares and cash
                                                  will be distributed to
                                                  investors on the date of
                                                  acceleration in accordance
                                                  with the standard rules and
                                                  procedures of DTC and its
                                                  direct and indirect
                                                  participants. See "--Book
                                                  Entry Note or Certificated
                                                  Note" below, and see "The
                                                  Depositary" in the
                                                  accompanying prospectus
                                                  supplement. The present value
                                                  of each remaining scheduled
                                                  payment will be based on the
                                                  comparable yield that we would
                                                  pay on a non-interest bearing,
                                                  senior unsecured debt
                                                  obligation having a maturity
                                                  equal to the term of each such
                                                  remaining scheduled payment,
                                                  as determined by the
                                                  Calculation Agent.

                                                  Investors will not be entitled
                                                  to receive the return of the
                                                  $24.89 principal amount of
                                                  each SPARQS upon a Price Event
                                                  Acceleration.

No Fractional Shares..........................    Upon delivery of the SPARQS to
                                                  the Trustee at maturity, we
                                                  will deliver the aggregate
                                                  number of shares of IVAX Stock
                                                  due with respect to all of
                                                  such SPARQS, as described
                                                  above, but we will pay cash in
                                                  lieu of delivering any
                                                  fractional share of IVAX Stock
                                                  in an amount equal to the
                                                  corresponding fractional
                                                  Closing Price of such fraction
                                                  of a share of IVAX Stock as
                                                  determined by the Calculation
                                                  Agent as of the second
                                                  scheduled Trading Day prior to
                                                  maturity of the SPARQS.

Exchange Ratio................................    1.0, subject to adjustment for
                                                  certain corporate events
                                                  relating to IVAX. See
                                                  "--Antidilution Adjustments"
                                                  below.

Closing Price.................................    The Closing Price for one
                                                  share of IVAX Stock (or one
                                                  unit of any other security for
                                                  which a Closing Price must be
                                                  determined) on any Trading Day
                                                  (as defined below) means:

                                                     o  if IVAX Stock (or any
                                                        such other security) is
                                                        listed or admitted to
                                                        trading on a national
                                                        securities exchange, the
                                                        last reported sale
                                                        price, regular-way of
                                                        the principal trading
                                                        session on such day on
                                                        the principal United
                                                        States securities
                                                        exchange registered
                                                        under the Securities
                                                        Exchange Act of 1934, as
                                                        amended (the "Exchange
                                                        Act"), on which IVAX
                                                        Stock (or any such other
                                                        security) is listed or
                                                        admitted to trading,

                                                     o  if IVAX Stock (or any
                                                        such other security) is
                                                        a security of the Nasdaq
                                                        National Market (and
                                                        provided that the Nasdaq
                                                        National Market is not
                                                        then a national
                                                        securities exchange),
                                                        the Nasdaq official
                                                        closing price published
                                                        by The Nasdaq Stock
                                                        Market, Inc. on such
                                                        day, or

                                                     o  if IVAX Stock (or any
                                                        such other security) is
                                                        neither listed or
                                                        admitted to trading on
                                                        any national securities
                                                        exchange nor a security
                                                        of the Nasdaq National
                                                        Market but is included
                                                        in the OTC Bulletin
                                                        Board Service (the "OTC
                                                        Bulletin Board")
                                                        operated by the National
                                                        Association of
                                                        Securities Dealers, Inc.
                                                        (the "NASD"), the last
                                                        reported sale price of
                                                        the principal trading
                                                        session on the OTC
                                                        Bulletin Board on such
                                                        day.

                                                  If IVAX Stock (or any such
                                                  other security) is listed or
                                                  admitted to trading on any
                                                  national securities exchange
                                                  or is a security of the Nasdaq
                                                  National Market but the last
                                                  reported sale price or Nasdaq
                                                  official closing price, as
                                                  applicable, is not available
                                                  pursuant to the preceding
                                                  sentence, then the Closing
                                                  Price for one share of IVAX
                                                  Stock (or one unit of any such
                                                  other security) on any Trading
                                                  Day will mean the last
                                                  reported sale price of the
                                                  principal trading session on
                                                  the over-the-counter market as
                                                  reported on the Nasdaq
                                                  National Market or the OTC
                                                  Bulletin Board on such day.
                                                  If, because of a Market
                                                  Disruption Event (as defined
                                                  below) or otherwise, the last
                                                  reported sale price or Nasdaq
                                                  official closing price, as
                                                  applicable, for IVAX Stock (or
                                                  any such other security) is
                                                  not available pursuant to
                                                  either of the two preceding
                                                  sentences, then the Closing
                                                  Price for any Trading Day will
                                                  be the mean, as determined by
                                                  the Calculation Agent, of the
                                                  bid prices for IVAX Stock (or
                                                  any such other security)
                                                  obtained from as many
                                                  recognized dealers in such
                                                  security, but not exceeding
                                                  three, as will make such bid
                                                  prices available to the
                                                  Calculation Agent. Bids of MS
                                                  & Co. or any of its affiliates
                                                  may be included in the
                                                  calculation of such mean, but
                                                  only to the extent that any
                                                  such bid
                                                  is the highest of the bids
                                                  obtained. The term "security
                                                  of the Nasdaq National Market"
                                                  will include a security
                                                  included in any successor to
                                                  such system, and the term OTC
                                                  Bulletin Board Service will
                                                  include any successor service
                                                  thereto.

Trading Day...................................    A day, as determined by the
                                                  Calculation Agent, on which
                                                  trading is generally conducted
                                                  on the New York Stock
                                                  Exchange, Inc. ("NYSE"), the
                                                  American Stock Exchange LLC
                                                  (the "AMEX"), the Nasdaq
                                                  National Market, the Chicago
                                                  Mercantile Exchange and the
                                                  Chicago Board of Options
                                                  Exchange and in the
                                                  over-the-counter market for
                                                  equity securities in the
                                                  United States.

Book Entry Note or Certificated Note..........    Book Entry. The SPARQS will be
                                                  issued in the form of one or
                                                  more fully registered global
                                                  securities which will be
                                                  deposited with, or on behalf
                                                  of, DTC and will be registered
                                                  in the name of a nominee of
                                                  DTC. DTC's nominee will be the
                                                  only registered holder of the
                                                  SPARQS. Your beneficial
                                                  interest in the SPARQS will be
                                                  evidenced solely by entries on
                                                  the books of the securities
                                                  intermediary acting on your
                                                  behalf as a direct or indirect
                                                  participant in DTC. In this
                                                  pricing supplement, all
                                                  references to actions taken by
                                                  you or to be taken by you
                                                  refer to actions taken or to
                                                  be taken by DTC upon
                                                  instructions from its
                                                  participants acting on your
                                                  behalf, and all references to
                                                  payments or notices to you
                                                  will mean payments or notices
                                                  to DTC, as the registered
                                                  holder of the SPARQS, for
                                                  distribution to participants
                                                  in accordance with DTC's
                                                  procedures. For more
                                                  information regarding DTC and
                                                  book entry notes, please read
                                                  "The Depositary" in the
                                                  accompanying prospectus
                                                  supplement and "Form of
                                                  Securities--Global
                                                  Securities--Registered Global
                                                  Securities" in the
                                                  accompanying prospectus.

Senior Note or Subordinated Note..............    Senior

Trustee.......................................    JPMorgan Chase Bank (formerly
                                                  known as The Chase Manhattan
                                                  Bank)

Agent.........................................    MS & Co.

Calculation Agent.............................    MS & Co.

                                                  All determinations made by the
                                                  Calculation Agent will be at
                                                  the sole discretion of the
                                                  Calculation Agent and will, in
                                                  the absence of manifest error,
                                                  be conclusive for all purposes
                                                  and binding on you, the
                                                  Trustee, and us.

                                                  All calculations with respect
                                                  to the Exchange Ratio and Call
                                                  Price for the SPARQS will be
                                                  made by the Calculation Agent
                                                  and will be rounded to the
                                                  nearest one
                                                  hundred-thousandth, with five
                                                  one-millionths rounded upward
                                                  (e.g., .876545 would be
                                                  rounded to .87655); all dollar
                                                  amounts related to the Call
                                                  Price resulting from such
                                                  calculations will be rounded
                                                  to the nearest ten-thousandth,
                                                  with five one
                                                  hundred-thousandths rounded
                                                  upward (e.g., .76545 would be
                                                  rounded to .7655); and all
                                                  dollar amounts paid with
                                                  respect to the Call Price on
                                                  the aggregate number of SPARQS
                                                  will be rounded to the nearest
                                                  cent, with one-half cent
                                                  rounded upward.

                                                  Because the Calculation Agent
                                                  is our affiliate, the economic
                                                  interests of the Calculation
                                                  Agent and its affiliates may
                                                  be adverse to your interests
                                                  as an investor in the SPARQS,
                                                  including with respect to
                                                  certain determinations and
                                                  judgments that the Calculation
                                                  Agent must make in making
                                                  adjustments to the Exchange
                                                  Ratio or determining any
                                                  Closing Price or whether a
                                                  Market Disruption Event has
                                                  occurred or calculating the
                                                  amount payable to you in the
                                                  event of a Price Event
                                                  Acceleration. See
                                                  "--Antidilution Adjustments"
                                                  and "--Market Disruption
                                                  Event" below and "--Price
                                                  Event Acceleration" above. MS
                                                  & Co. is obligated to carry
                                                  out its duties and functions
                                                  as Calculation Agent in good
                                                  faith and using its reasonable
                                                  judgment.

Antidilution Adjustments......................    The Exchange Ratio will be
                                                  adjusted as follows:

                                                  1. If IVAX Stock is subject to
                                                  a stock split or reverse stock
                                                  split, then once such split
                                                  has become effective, the
                                                  Exchange Ratio will be
                                                  adjusted to equal the product
                                                  of the prior Exchange Ratio
                                                  and the number of shares
                                                  issued in such stock split or
                                                  reverse stock split with
                                                  respect to one share of IVAX
                                                  Stock.

                                                  2. If IVAX Stock is subject
                                                  (i) to a stock dividend
                                                  (issuance of additional shares
                                                  of IVAX Stock) that is given
                                                  ratably to all holders of
                                                  shares of IVAX Stock or (ii)
                                                  to a distribution of IVAX
                                                  Stock as a result of the
                                                  triggering of any provision of
                                                  the corporate charter of IVAX,
                                                  then once the dividend has
                                                  become effective and IVAX
                                                  Stock is trading ex-dividend,
                                                  the Exchange Ratio will be
                                                  adjusted so that the new
                                                  Exchange Ratio shall equal the
                                                  prior Exchange Ratio plus the
                                                  product of (i) the number of
                                                  shares issued with respect to
                                                  one share of IVAX Stock and
                                                  (ii) the prior Exchange Ratio.

                                                  3. If IVAX issues rights or
                                                  warrants to all holders of
                                                  IVAX Stock to subscribe for or
                                                  purchase IVAX Stock at an
                                                  exercise price per share less
                                                  than the Closing Price of IVAX
                                                  Stock on both (i) the date the
                                                  exercise price of such rights
                                                  or warrants is determined and
                                                  (ii) the expiration date of
                                                  such rights or warrants, and
                                                  if the expiration date of such
                                                  rights or warrants precedes
                                                  the maturity of the SPARQS,
                                                  then the Exchange Ratio will
                                                  be adjusted to equal the
                                                  product of the prior Exchange
                                                  Ratio and a fraction, the
                                                  numerator of which shall be
                                                  the number of shares of IVAX
                                                  Stock outstanding immediately
                                                  prior to the issuance of such
                                                  rights or warrants plus the
                                                  number of additional shares of
                                                  IVAX Stock offered for
                                                  subscription or purchase
                                                  pursuant to such rights or
                                                  warrants and the denominator
                                                  of which shall be the number
                                                  of shares of IVAX Stock
                                                  outstanding immediately prior
                                                  to the issuance of such rights
                                                  or warrants plus the number of
                                                  additional shares of IVAX
                                                  Stock which the aggregate
                                                  offering price of the total
                                                  number of shares of IVAX Stock
                                                  so offered for subscription or
                                                  purchase pursuant to such
                                                  rights or warrants would
                                                  purchase at the Closing Price
                                                  on the expiration date of such
                                                  rights or warrants, which
                                                  shall be determined by
                                                  multiplying such total number
                                                  of shares offered by the
                                                  exercise price of such rights
                                                  or warrants and dividing the
                                                  product so obtained by such
                                                  Closing Price.

                                                  4. There will be no
                                                  adjustments to the Exchange
                                                  Ratio to reflect cash
                                                  dividends or other
                                                  distributions paid with
                                                  respect to IVAX Stock other
                                                  than distributions described
                                                  in paragraph 2, paragraph 3
                                                  and clauses (i), (iv) and (v)
                                                  of the first sentence of
                                                  paragraph 5 and Extraordinary
                                                  Dividends. "Extraordinary
                                                  Dividend" means each of (a)
                                                  the full amount per share of
                                                  IVAX Stock of any cash
                                                  dividend or special dividend
                                                  or distribution that is
                                                  identified by IVAX as an
                                                  extraordinary or special
                                                  dividend or distribution, (b)
                                                  the excess of any cash
                                                  dividend or other cash
                                                  distribution (that is not
                                                  otherwise identified by IVAX
                                                  as an extraordinary or special
                                                  dividend or distribution)
                                                  distributed per share of IVAX
                                                  Stock over the immediately
                                                  preceding cash dividend or
                                                  other cash distribution, if
                                                  any, per share of IVAX Stock
                                                  that did not include an
                                                  Extraordinary Dividend (as
                                                  adjusted for any subsequent
                                                  corporate event requiring an
                                                  adjustment hereunder, such as
                                                  a stock split or reverse stock
                                                  split) if such excess portion
                                                  of the dividend or
                                                  distribution is more than 5%
                                                  of the Closing Price of IVAX
                                                  Stock on the Trading Day
                                                  preceding the "ex-dividend
                                                  date" (that is, the day on and
                                                  after which transactions in
                                                  IVAX Stock on an organized
                                                  securities exchange or trading
                                                  system no longer carry the
                                                  right to receive that cash
                                                  dividend or other cash
                                                  distribution) for the payment
                                                  of such cash dividend or other
                                                  cash distribution (such
                                                  Closing Price, the "Base
                                                  Closing Price") and (c) the
                                                  full cash value of any
                                                  non-cash dividend or
                                                  distribution per share of IVAX
                                                  Stock (excluding Marketable
                                                  Securities, as defined in
                                                  paragraph 5 below). Subject to
                                                  the following sentence, if any
                                                  cash dividend or distribution
                                                  of such other property with
                                                  respect to IVAX Stock includes
                                                  an Extraordinary Dividend, the
                                                  Exchange Ratio with respect to
                                                  IVAX Stock will be adjusted on
                                                  the ex-dividend date so that
                                                  the new Exchange Ratio will
                                                  equal the product of (i) the
                                                  prior Exchange Ratio and (ii)
                                                  a fraction, the numerator of
                                                  which is the Base Closing
                                                  Price, and the denominator of
                                                  which is the amount by which
                                                  the Base Closing Price exceeds
                                                  the Extraordinary Dividend. If
                                                  any Extraordinary Dividend is
                                                  at least 35% of the Base
                                                  Closing Price, then, instead
                                                  of adjusting the Exchange
                                                  Ratio, the amount payable upon
                                                  exchange at maturity will be
                                                  determined as described in
                                                  paragraph 5 below, and the
                                                  Extraordinary Dividend will be
                                                  allocated to Reference Basket
                                                  Stocks in accordance with the
                                                  procedures for a Reference
                                                  Basket Event as described in
                                                  clause (c)(ii) of paragraph 5
                                                  below. The value of the
                                                  non-cash component of an
                                                  Extraordinary Dividend will be
                                                  determined on the ex-dividend
                                                  date for such distribution by
                                                  the Calculation Agent, whose
                                                  determination shall be
                                                  conclusive in the absence of
                                                  manifest error. A distribution
                                                  on IVAX Stock described in
                                                  clause (i), (iv) or (v) of the
                                                  first sentence of paragraph 5
                                                  below shall cause an
                                                  adjustment to the Exchange
                                                  Ratio pursuant only to clause
                                                  (i), (iv) or (v) of the first
                                                  sentence of paragraph 5, as
                                                  applicable.

                                                  5. Any of the following shall
                                                  constitute a Reorganization
                                                  Event: (i) IVAX Stock is
                                                  reclassified or changed,
                                                  including, without limitation,
                                                  as a result of the issuance of
                                                  any tracking stock by IVAX,
                                                  (ii) IVAX has been subject to
                                                  any merger, combination or
                                                  consolidation and is not the
                                                  surviving entity, (iii) IVAX
                                                  completes a statutory exchange
                                                  of securities with another
                                                  corporation (other
                                                  than pursuant to clause (ii)
                                                  above), (iv) IVAX is
                                                  liquidated, (v) IVAX issues to
                                                  all of its shareholders equity
                                                  securities of an issuer other
                                                  than IVAX (other than in a
                                                  transaction described in
                                                  clause (ii), (iii) or (iv)
                                                  above) (a "spinoff stock") or
                                                  (vi) IVAX Stock is the subject
                                                  of a tender or exchange offer
                                                  or going private transaction
                                                  on all of the outstanding
                                                  shares. If any Reorganization
                                                  Event occurs, in each case as
                                                  a result of which the holders
                                                  of IVAX Stock receive any
                                                  equity security listed on a
                                                  national securities exchange
                                                  or traded on The Nasdaq
                                                  National Market (a "Marketable
                                                  Security"), other securities
                                                  or other property, assets or
                                                  cash (collectively "Exchange
                                                  Property"), the amount payable
                                                  upon exchange at maturity with
                                                  respect to the $24.89
                                                  principal amount of each
                                                  SPARQS following the effective
                                                  date for such Reorganization
                                                  Event (or, if applicable, in
                                                  the case of spinoff stock, the
                                                  ex-dividend date for the
                                                  distribution of such spinoff
                                                  stock) will be determined in
                                                  accordance with the following:

                                                     (a) if IVAX Stock continues
                                                     to be outstanding, IVAX
                                                     Stock (if applicable, as
                                                     reclassified upon the
                                                     issuance of any tracking
                                                     stock) at the Exchange
                                                     Ratio in effect on the
                                                     third Trading Day prior to
                                                     the scheduled Maturity Date
                                                     (taking into account any
                                                     adjustments for any
                                                     distributions described
                                                     under clause (c)(i) below);
                                                     and

                                                     (b) for each Marketable
                                                     Security received in such
                                                     Reorganization Event (each
                                                     a "New Stock"), including
                                                     the issuance of any
                                                     tracking stock or spinoff
                                                     stock or the receipt of any
                                                     stock received in exchange
                                                     for IVAX Stock, the number
                                                     of shares of the New Stock
                                                     received with respect to
                                                     one share of IVAX Stock
                                                     multiplied by the Exchange
                                                     Ratio for IVAX Stock on the
                                                     Trading Day immediately
                                                     prior to the effective date
                                                     of the Reorganization Event
                                                     (the "New Stock Exchange
                                                     Ratio"), as adjusted to the
                                                     third Trading Day prior to
                                                     the scheduled Maturity Date
                                                     (taking into account any
                                                     adjustments for
                                                     distributions described
                                                     under clause (c)(i) below);
                                                     and

                                                     (c) for any cash and any
                                                     other property or
                                                     securities other than
                                                     Marketable Securities
                                                     received in such
                                                     Reorganization Event (the
                                                     "Non-Stock Exchange
                                                     Property"),

                                                         (i) if the combined
                                                         value of the amount of
                                                         Non-Stock Exchange
                                                         Property received per
                                                         share of IVAX Stock, as
                                                         determined by the
                                                         Calculation Agent in
                                                         its sole discretion on
                                                         the effective date of
                                                         such Reorganization
                                                         Event (the "Non-Stock
                                                         Exchange Property
                                                         Value"), by holders of
                                                         IVAX Stock is less than
                                                         25% of the Closing
                                                         Price of IVAX Stock on
                                                         the Trading Day
                                                         immediately prior to
                                                         the effective date of
                                                         such Reorganization
                                                         Event, a number of
                                                         shares of IVAX Stock,
                                                         if applicable, and of
                                                         any New Stock received
                                                         in connection with such
                                                         Reorganization Event,
                                                         if applicable, in
                                                         proportion to the
                                                         relative Closing Prices
                                                         of IVAX Stock and any
                                                         such New Stock, and
                                                         with an aggregate value
                                                         equal to the Non-Stock
                                                         Exchange Property Value
                                                         multiplied by the

                                                         Exchange Ratio in
                                                         effect for IVAX Stock
                                                         on the Trading Day
                                                         immediately prior to
                                                         the effective date of
                                                         such Reorganization
                                                         Event, based on such
                                                         Closing Prices, in each
                                                         case as determined by
                                                         the Calculation Agent
                                                         in its sole discretion
                                                         on the effective date
                                                         of such Reorganization
                                                         Event; and the number
                                                         of such shares of IVAX
                                                         Stock or any New Stock
                                                         determined in
                                                         accordance with this
                                                         clause (c)(i) will be
                                                         added at the time of
                                                         such adjustment to the
                                                         Exchange Ratio in
                                                         subparagraph (a) above
                                                         and/or the New Stock
                                                         Exchange Ratio in
                                                         subparagraph (b) above,
                                                         as applicable, or

                                                         (ii) if the Non-Stock
                                                         Exchange Property Value
                                                         is equal to or exceeds
                                                         25% of the Closing
                                                         Price of IVAX Stock on
                                                         the Trading Day
                                                         immediately prior to
                                                         the effective date
                                                         relating to such
                                                         Reorganization Event
                                                         or, if IVAX Stock is
                                                         surrendered exclusively
                                                         for Non-Stock Exchange
                                                         Property (in each case,
                                                         a "Reference Basket
                                                         Event"), an initially
                                                         equal-dollar weighted
                                                         basket of three
                                                         Reference Basket Stocks
                                                         (as defined below) with
                                                         an aggregate value on
                                                         the effective date of
                                                         such Reorganization
                                                         Event equal to the
                                                         Non-Stock Exchange
                                                         Property Value
                                                         multiplied by the
                                                         Exchange Ratio in
                                                         effect for IVAX Stock
                                                         on the Trading Day
                                                         immediately prior to
                                                         the effective date of
                                                         such Reorganization
                                                         Event. The "Reference
                                                         Basket Stocks" will be
                                                         the three stocks with
                                                         the largest market
                                                         capitalization among
                                                         the stocks that then
                                                         comprise the S&P 500
                                                         Index (or, if
                                                         publication of such
                                                         index is discontinued,
                                                         any successor or
                                                         substitute index
                                                         selected by the
                                                         Calculation Agent in
                                                         its sole discretion)
                                                         with the same primary
                                                         Standard Industrial
                                                         Classification Code
                                                         ("SIC Code") as IVAX;
                                                         provided, however, that
                                                         a Reference Basket
                                                         Stock will not include
                                                         any stock that is
                                                         subject to a trading
                                                         restriction under the
                                                         trading restriction
                                                         policies of Morgan
                                                         Stanley or any of its
                                                         affiliates that would
                                                         materially limit the
                                                         ability of Morgan
                                                         Stanley or any of its
                                                         affiliates to hedge the
                                                         SPARQS with respect to
                                                         such stock (a "Hedging
                                                         Restriction"); provided
                                                         further that if three
                                                         Reference Basket Stocks
                                                         cannot be identified
                                                         from the S&P 500 Index
                                                         by primary SIC Code for
                                                         which a Hedging
                                                         Restriction does not
                                                         exist, the remaining
                                                         Reference Basket
                                                         Stock(s) will be
                                                         selected by the
                                                         Calculation Agent from
                                                         the largest market
                                                         capitalization stock(s)
                                                         within the same
                                                         Division and Major
                                                         Group classification
                                                         (as defined by the
                                                         Office of Management
                                                         and Budget) as the
                                                         primary SIC Code for
                                                         IVAX. Each Reference
                                                         Basket Stock will be
                                                         assigned a Basket Stock
                                                         Exchange Ratio equal to
                                                         the number of shares of
                                                         such Reference Basket
                                                         Stock with a Closing
                                                         Price on the effective
                                                         date of such
                                                         Reorganization Event
                                                         equal to the product of
                                                         (a) the Non-Stock
                                                         Exchange Property
                                                         Value, (b) the Exchange
                                                         Ratio in effect for
                                                         IVAX Stock on the
                                                         Trading Day immediately
                                                         prior to the effective
                                                         date of such
                                                         Reorganization Event
                                                         and (c) 0.3333333.

                                                  Following the allocation of
                                                  any Extraordinary Dividend to
                                                  Reference Basket Stocks
                                                  pursuant to paragraph 4 above
                                                  or any Reorganization Event
                                                  described in this paragraph 5,
                                                  the amount payable upon
                                                  exchange at maturity with
                                                  respect to the $24.89
                                                  principal amount of each
                                                  SPARQS will be the sum of:

                                                     (x) if applicable, IVAX
                                                         Stock at the Exchange
                                                         Ratio then in effect;
                                                         and

                                                     (y) if applicable, for each
                                                         New Stock, such New
                                                         Stock at the New Stock
                                                         Exchange Ratio then in
                                                         effect for such New
                                                         Stock; and

                                                     (z) if applicable, for each
                                                         Reference Basket Stock,
                                                         such Reference Basket
                                                         Stock at the Basket
                                                         Stock Exchange Ratio
                                                         then in effect for such
                                                         Reference Basket Stock.

                                                  In each case, the applicable
                                                  Exchange Ratio (including for
                                                  this purpose, any New Stock
                                                  Exchange Ratio or Basket Stock
                                                  Exchange Ratio) will be
                                                  determined by the Calculation
                                                  Agent on the third Trading Day
                                                  prior to the scheduled
                                                  Maturity Date.

                                                  For purposes of paragraph 5
                                                  above, in the case of a
                                                  consummated tender or exchange
                                                  offer or going-private
                                                  transaction involving Exchange
                                                  Property of a particular type,
                                                  Exchange Property shall be
                                                  deemed to include the amount
                                                  of cash or other property paid
                                                  by the offeror in the tender
                                                  or exchange offer with respect
                                                  to such Exchange Property (in
                                                  an amount determined on the
                                                  basis of the rate of exchange
                                                  in such tender or exchange
                                                  offer or going-private
                                                  transaction). In the event of
                                                  a tender or exchange offer or
                                                  a going-private transaction
                                                  with respect to Exchange
                                                  Property in which an offeree
                                                  may elect to receive cash or
                                                  other property, Exchange
                                                  Property shall be deemed to
                                                  include the kind and amount of
                                                  cash and other property
                                                  received by offerees who elect
                                                  to receive cash.

                                                  Following the occurrence of
                                                  any Reorganization Event
                                                  referred to in paragraphs 4 or
                                                  5 above, (i) references to
                                                  "IVAX Stock" under "--No
                                                  Fractional Shares," "--Closing
                                                  Price" and "--Market
                                                  Disruption Event" shall be
                                                  deemed to also refer to any
                                                  New Stock or Reference Basket
                                                  Stock, and (ii) all other
                                                  references in this pricing
                                                  supplement to "IVAX Stock"
                                                  shall be deemed to refer to
                                                  the Exchange Property into
                                                  which the SPARQS are
                                                  thereafter exchangeable and
                                                  references to a "share" or
                                                  "shares" of IVAX Stock shall
                                                  be deemed to refer to the
                                                  applicable unit or units of
                                                  such Exchange Property,
                                                  including any New Stock or
                                                  Reference Basket Stock, unless
                                                  the context otherwise
                                                  requires. The New Stock
                                                  Exchange Ratio(s) or Basket
                                                  Stock Exchange Ratios
                                                  resulting from any
                                                  Reorganization Event described
                                                  in paragraph 5 above or
                                                  similar adjustment under
                                                  paragraph 4 above shall be
                                                  subject to the adjustments set
                                                  forth in paragraphs 1 through
                                                  5 hereof.

                                                  If a Reference Basket Event
                                                  occurs, we shall, or shall
                                                  cause the Calculation Agent
                                                  to, provide written notice to
                                                  the Trustee at its New York
                                                  office, on which notice the
                                                  Trustee may conclusively
                                                  rely, and to DTC of the
                                                  occurrence of such Reference
                                                  Basket Event and of the three
                                                  Reference Basket Stocks
                                                  selected as promptly as
                                                  possible and in no event later
                                                  than five Business Days after
                                                  the date of the Reference
                                                  Basket Event.

                                                  No adjustment to any Exchange
                                                  Ratio (including for this
                                                  purpose, any New Stock
                                                  Exchange Ratio or Basket Stock
                                                  Exchange Ratio) will be
                                                  required unless such
                                                  adjustment would require a
                                                  change of at least 0.1% in the
                                                  Exchange Ratio then in effect.
                                                  The Exchange Ratio resulting
                                                  from any of the adjustments
                                                  specified above will be
                                                  rounded to the nearest one
                                                  hundred-thousandth, with five
                                                  one-millionths rounded upward.
                                                  Adjustments to the Exchange
                                                  Ratios will be made up to the
                                                  close of business on the third
                                                  Trading Day prior to the
                                                  scheduled Maturity Date.

                                                  No adjustments to the Exchange
                                                  Ratio or method of calculating
                                                  the Exchange Ratio will be
                                                  required other than those
                                                  specified above. The
                                                  adjustments specified above do
                                                  not cover all events that
                                                  could affect the Closing Price
                                                  of IVAX Stock, including,
                                                  without limitation, a partial
                                                  tender or exchange offer for
                                                  IVAX Stock.

                                                  The Calculation Agent shall be
                                                  solely responsible for the
                                                  determination and calculation
                                                  of any adjustments to the
                                                  Exchange Ratio, any New Stock
                                                  Exchange Ratio or Basket Stock
                                                  Exchange Ratio or method of
                                                  calculating the Exchange
                                                  Property Value and of any
                                                  related determinations and
                                                  calculations with respect to
                                                  any distributions of stock,
                                                  other securities or other
                                                  property or assets (including
                                                  cash) in connection with any
                                                  corporate event described in
                                                  paragraphs 1 through 5 above,
                                                  and its determinations and
                                                  calculations with respect
                                                  thereto shall be conclusive in
                                                  the absence of manifest error.

                                                  The Calculation Agent will
                                                  provide information as to any
                                                  adjustments to the Exchange
                                                  Ratio or to the method of
                                                  calculating the amount payable
                                                  upon exchange at maturity of
                                                  the SPARQS made pursuant to
                                                  paragraphs 1 through 5 above
                                                  upon written request by any
                                                  investor in the SPARQS.

Market Disruption Event.......................    "Market Disruption Event"
                                                  means, with respect to IVAX
                                                  Stock:

                                                     (i) a suspension, absence
                                                     or material limitation of
                                                     trading of IVAX Stock on
                                                     the primary market for IVAX
                                                     Stock for more than two
                                                     hours of trading or during
                                                     the one hour period
                                                     preceding the close of the
                                                     principal trading session
                                                     in such market; or a
                                                     breakdown or failure in the
                                                     price and trade reporting
                                                     systems of the primary
                                                     market for IVAX Stock as a
                                                     result of which the
                                                     reported trading prices for
                                                     IVAX Stock during the last
                                                     hour preceding the close of
                                                     the principal trading
                                                     session in such market are
                                                     materially inaccurate; or
                                                     the suspension, absence or
                                                     material limitation of
                                                     trading on the primary
                                                     market for trading in
                                                     options contracts related
                                                     to IVAX Stock, if
                                                     available, during the one
                                                     hour period preceding the
                                                     close of the principal
                                                     trading session in the
                                                     applicable market, in each
                                                     case as determined by the
                                                     Calculation Agent in its
                                                     sole discretion; and

                                                     (ii) a determination by the
                                                     Calculation Agent in its
                                                     sole discretion that any
                                                     event described in clause
                                                     (i) above materially
                                                     interfered with our ability
                                                     or the ability of any of
                                                     our affiliates to unwind or
                                                     adjust all or a material
                                                     portion of the hedge with
                                                     respect to the SPARQS.

                                                  For purposes of determining
                                                  whether a Market Disruption
                                                  Event has occurred: (i) a
                                                  limitation on the hours or
                                                  number of days of trading will
                                                  not constitute a Market
                                                  Disruption Event if it results
                                                  from an announced change in
                                                  the regular business hours of
                                                  the relevant exchange, (ii) a
                                                  decision to permanently
                                                  discontinue trading in the
                                                  relevant options contract will
                                                  not constitute a Market
                                                  Disruption Event, (iii)
                                                  limitations pursuant to NYSE
                                                  Rule 80A (or any applicable
                                                  rule or regulation enacted or
                                                  promulgated by the NYSE, any
                                                  other self-regulatory
                                                  organization or the Securities
                                                  and Exchange Commission (the
                                                  "Commission") of scope similar
                                                  to NYSE Rule 80A as determined
                                                  by the Calculation Agent) on
                                                  trading during significant
                                                  market fluctuations shall
                                                  constitute a suspension,
                                                  absence or material limitation
                                                  of trading, (iv) a suspension
                                                  of trading in options
                                                  contracts on IVAX Stock by the
                                                  primary securities market
                                                  trading in such options, if
                                                  available, by reason of (a) a
                                                  price change exceeding limits
                                                  set by such securities
                                                  exchange or market, (b) an
                                                  imbalance of orders relating
                                                  to such contracts or (c) a
                                                  disparity in bid and ask
                                                  quotes relating to such
                                                  contracts will constitute a
                                                  suspension, absence or
                                                  material limitation of trading
                                                  in options contracts related
                                                  to IVAX Stock and (v) a
                                                  suspension, absence or
                                                  material limitation of trading
                                                  on the primary securities
                                                  market on which options
                                                  contracts related to IVAX
                                                  Stock are traded will not
                                                  include any time when such
                                                  securities market is itself
                                                  closed for trading under
                                                  ordinary circumstances.

Alternate Exchange Calculation
   in Case of an Event of Default.............    In case an event of default
                                                  with respect to the SPARQS
                                                  shall have occurred and be
                                                  continuing, the amount
                                                  declared due and payable per
                                                  SPARQS upon any acceleration
                                                  of the SPARQS (an "Event of
                                                  Default Acceleration") shall
                                                  be determined by the
                                                  Calculation Agent and shall be
                                                  an amount in cash equal to the
                                                  lesser of (i) the product of
                                                  (x) the Closing Price of IVAX
                                                  Stock (and/or the value of any
                                                  Exchange Property) as of the
                                                  date of such acceleration and
                                                  (y) the then current Exchange
                                                  Ratio and (ii) the Call Price
                                                  calculated as though the date
                                                  of acceleration were the Call
                                                  Date (but in no event less
                                                  than the Call Price for the
                                                  first Call Date), in each case
                                                  plus accrued but unpaid
                                                  interest to but excluding the
                                                  date of acceleration; provided
                                                  that if we have called the
                                                  SPARQS in accordance with the
                                                  Morgan Stanley Call Right, the
                                                  amount declared due and
                                                  payable upon any such
                                                  acceleration shall be an
                                                  amount in cash for each SPARQS
                                                  equal to the Call Price for
                                                  the Call Date specified in our
                                                  notice of mandatory exchange,
                                                  plus accrued but unpaid
                                                  interest to but excluding the
                                                  date of acceleration.

IVAX Stock; Public Information................    IVAX Corporation is a
                                                  multinational company engaged
                                                  in the research, development,
                                                  manufacture and marketing of
                                                  pharmaceutical products. IVAX
                                                  Stock is registered under the

                                                  Exchange Act. Companies with
                                                  securities registered under
                                                  the Exchange Act are required
                                                  to file periodically certain
                                                  financial and other
                                                  information specified by the
                                                  Commission. Information
                                                  provided to or filed with the
                                                  Commission can be inspected
                                                  and copied at the public
                                                  reference facilities
                                                  maintained by the Commission
                                                  at Room 1024, 450 Fifth
                                                  Street, N.W., Washington, D.C.
                                                  20549, and copies of such
                                                  material can be obtained from
                                                  the Public Reference Section
                                                  of the Commission, 450 Fifth
                                                  Street, N.W., Washington, D.C.
                                                  20549, at prescribed rates. In
                                                  addition, information provided
                                                  to or filed with the
                                                  Commission electronically can
                                                  be accessed through a website
                                                  maintained by the Commission.
                                                  The address of the
                                                  Commission's website is
                                                  http://www.sec.gov.
                                                  Information provided to or
                                                  filed with the Commission by
                                                  IVAX pursuant to the Exchange
                                                  Act can be located by
                                                  reference to Commission file
                                                  number 1-09623. In addition,
                                                  information regarding IVAX may
                                                  be obtained from other sources
                                                  including, but not limited to,
                                                  press releases, newspaper
                                                  articles and other publicly
                                                  disseminated documents. We
                                                  make no representation or
                                                  warranty as to the accuracy or
                                                  completeness of such
                                                  information.

                                                  This pricing supplement
                                                  relates only to the SPARQS
                                                  offered hereby and does not
                                                  relate to IVAX Stock or other
                                                  securities of IVAX. We have
                                                  derived all disclosures
                                                  contained in this pricing
                                                  supplement regarding IVAX from
                                                  the publicly available
                                                  documents described in the
                                                  preceding paragraph. In
                                                  connection with the offering
                                                  of the SPARQS, neither we nor
                                                  the Agent has participated in
                                                  the preparation of such
                                                  documents or made any due
                                                  diligence inquiry with respect
                                                  to IVAX. Neither we nor the
                                                  Agent makes any representation
                                                  that such publicly available
                                                  documents or any other
                                                  publicly available information
                                                  regarding IVAX is accurate or
                                                  complete. Furthermore, we
                                                  cannot give any assurance that
                                                  all events occurring prior to
                                                  the date hereof (including
                                                  events that would affect the
                                                  accuracy or completeness of
                                                  the publicly available
                                                  documents described in the
                                                  preceding paragraph) that
                                                  would affect the trading price
                                                  of IVAX Stock (and therefore
                                                  the price of IVAX Stock at the
                                                  time we price the SPARQS) have
                                                  been publicly disclosed.
                                                  Subsequent disclosure of any
                                                  such events or the disclosure
                                                  of or failure to disclose
                                                  material future events
                                                  concerning IVAX could affect
                                                  the value received at maturity
                                                  with respect to the SPARQS and
                                                  therefore the trading prices
                                                  of the SPARQS.

                                                  Neither we nor any of our
                                                  affiliates makes any
                                                  representation to you as to
                                                  the performance of IVAX Stock.

                                                  We and/or our affiliates may
                                                  presently or from time to time
                                                  engage in business with IVAX,
                                                  including extending loans to,
                                                  or making equity investments
                                                  in, IVAX or providing advisory
                                                  services to IVAX, such as
                                                  merger and acquisition
                                                  advisory services. In the
                                                  course of such business, we
                                                  and/or our affiliates may
                                                  acquire non-public information
                                                  with respect to IVAX, and
                                                  neither we nor any of our
                                                  affiliates undertakes to
                                                  disclose any such information
                                                  to you. In addition, one or
                                                  more of our affiliates may
                                                  publish research reports with
                                                  respect to IVAX, and the
                                                  reports may or may not
                                                  recommend that investors buy
                                                  or hold IVAX Stock. The
                                                  statements in the preceding
                                                  two sentences are not intended
                                                  to affect the rights of
                                                  investors in the SPARQS under
                                                  the securities laws. As a
                                                  prospective purchaser of
                                                  SPARQS, you should undertake
                                                  an independent investigation
                                                  of IVAX as in your judgment is
                                                  appropriate to make an
                                                  informed decision with respect
                                                  to an investment in IVAX
                                                  Stock.

Historical Information........................    The following table sets forth
                                                  the published high and low
                                                  Closing Prices of IVAX Stock
                                                  during 2001, 2002, 2003 and
                                                  2004 through August 24, 2004.
                                                  The Closing Price of IVAX
                                                  Stock on August 24, 2004 was
                                                  $24.89. We obtained the
                                                  Closing Prices and other
                                                  information below from
                                                  Bloomberg Financial Markets,
                                                  without independent
                                                  verification. You should not
                                                  take the historical prices of
                                                  IVAX Stock as an indication of
                                                  future performance. The price
                                                  of IVAX Stock may decrease so
                                                  that at maturity you will
                                                  receive an amount of IVAX
                                                  Stock worth less than the
                                                  principal amount of the
                                                  SPARQS. We cannot give you any
                                                  assurance that the price of
                                                  IVAX Stock will increase so
                                                  that at maturity you will
                                                  receive an amount of IVAX
                                                  Stock worth more than the
                                                  principal amount of the
                                                  SPARQS. To the extent that the
                                                  Closing Price at maturity of
                                                  shares of IVAX Stock at the
                                                  Exchange Ratio is less than
                                                  the Issue Price of the SPARQS
                                                  and the shortfall is not
                                                  offset by the coupon paid on
                                                  the SPARQS, you will lose
                                                  money on your investment.

                                                                                       High        Low
                                                                                       ----        ---
                                                  (CUSIP 465823102)
                                                  2001
                                                  First Quarter.................    $   30.47   $   21.96
                                                  Second Quarter................        39.00       22.00
                                                  Third Quarter.................        41.06       17.90
                                                  Fourth Quarter................        22.89       17.00
                                                  2002
                                                  First Quarter.................        21.07       15.40
                                                  Second Quarter................        15.90       10.53
                                                  Third Quarter.................        14.49       10.05
                                                  Fourth Quarter................        13.590      10.84

                                                  2003
                                                  First Quarter.................        12.65       10.61
                                                  Second Quarter................        19.95       12.45
                                                  Third Quarter.................        20.45       16.53
                                                  Fourth Quarter................        24.25       17.70
                                                  2004
                                                  First Quarter.................        26.83       22.26
                                                  Second Quarter................        24.79       21.16
                                                  Third Quarter
                                                    (through August 24, 2004)...        24.89       20.04

                                                  Historical prices with respect
                                                  to the common stock of IVAX
                                                  have been adjusted for a
                                                  5-for-4 stock split which
                                                  became effective in the second
                                                  quarter of 2001. Another
                                                  5-for-4 stock split has been
                                                  declared by IVAX and is
                                                  payable on August 24, 2004.

                                                  IVAX has not paid cash
                                                  dividends on IVAX Stock since
                                                  1996. We make no
                                                  representation as to the
                                                  amount of dividends, if any,
                                                  that IVAX will pay in the
                                                  future. In any event, as an
                                                  investor in the SPARQS, you
                                                  will not be entitled to
                                                  receive dividends, if any,
                                                  that may be payable on IVAX
                                                  Stock.

Use of Proceeds and Hedging...................    The net proceeds we receive
                                                  from the sale of the SPARQS
                                                  will be used for general
                                                  corporate purposes and, in
                                                  part, by us in connection with
                                                  hedging our obligations under
                                                  the SPARQS through one or more
                                                  of our subsidiaries. The
                                                  original issue price of the
                                                  SPARQS includes the Agent's
                                                  Commissions (as shown on the
                                                  cover page of this pricing
                                                  supplement) paid with respect
                                                  to the SPARQS and the cost of
                                                  hedging our obligations under
                                                  the SPARQS. The cost of
                                                  hedging includes the projected
                                                  profit that our subsidiaries
                                                  expect to realize in
                                                  consideration for assuming the
                                                  risks inherent in managing the
                                                  hedging transactions. Since
                                                  hedging our obligations
                                                  entails risk and may be
                                                  influenced by market forces
                                                  beyond our or our
                                                  subsidiaries' control, such
                                                  hedging may result in a profit
                                                  that is more or less than
                                                  initially projected, or could
                                                  result in a loss. See also
                                                  "Use of Proceeds" in the
                                                  accompanying prospectus.

                                                  On the date of this pricing
                                                  supplement, we, through our
                                                  subsidiaries or others, hedged
                                                  our anticipated exposure in
                                                  connection with the SPARQS by
                                                  taking positions in IVAX
                                                  Stock. Such purchase activity
                                                  could potentially have
                                                  increased the price of IVAX
                                                  Stock, and, accordingly,
                                                  potentially have increased the
                                                  issue price of the SPARQS and,
                                                  therefore, the price at which
                                                  IVAX Stock must close before
                                                  you would receive at maturity
                                                  an amount of IVAX Stock worth
                                                  as much as or more than the
                                                  principal amount of the
                                                  SPARQS. In addition, through
                                                  our subsidiaries, we are
                                                  likely to modify our hedge
                                                  position throughout the life
                                                  of the SPARQS by purchasing
                                                  and selling IVAX Stock,
                                                  options contracts on IVAX
                                                  Stock listed on major
                                                  securities markets or
                                                  positions in any other
                                                  available securities or
                                                  instruments that we may wish
                                                  to use in connection with such
                                                  hedging activities. We cannot
                                                  give any assurance that our
                                                  hedging activities will not
                                                  affect the price of IVAX Stock
                                                  and, therefore, adversely
                                                  affect the value of the SPARQS
                                                  or the payment you will
                                                  receive at maturity or upon
                                                  any acceleration of the
                                                  SPARQS.

Supplemental Information Concerning
   Plan of Distribution.......................    Under the terms and subject to
                                                  the conditions contained in
                                                  the U.S. distribution
                                                  agreement referred to in the
                                                  prospectus supplement under
                                                  "Plan of Distribution," the
                                                  Agent, acting as principal for
                                                  its own account, has agreed to
                                                  purchase, and we have agreed
                                                  to sell, the principal amount
                                                  of SPARQS set forth on the
                                                  cover of this pricing
                                                  supplement. The Agent proposes
                                                  initially to offer the SPARQS
                                                  directly to the public at the
                                                  public offering price set
                                                  forth on the cover page of
                                                  this pricing supplement plus
                                                  accrued interest, if any, from
                                                  the Original Issue Date. The
                                                  Agent may allow a concession
                                                  not in excess of $.4356 per
                                                  SPARQS to other dealers. After
                                                  the initial offering of the
                                                  SPARQS, the Agent
                                                  may vary the offering price
                                                  and other selling terms from
                                                  time to time.

                                                  We expect to deliver the
                                                  SPARQS against payment
                                                  therefor in New York, New York
                                                  on August 31, 2004, which will
                                                  be the fifth Business Day
                                                  following the date of this
                                                  pricing supplement and of the
                                                  pricing of the SPARQS. Under
                                                  Rule 15c6-1 of the Exchange
                                                  Act, trades in the secondary
                                                  market generally are required
                                                  to settle in three Business
                                                  Days, unless the parties to
                                                  any such trade expressly agree
                                                  otherwise. Accordingly,
                                                  purchasers who wish to trade
                                                  SPARQS on the date of pricing
                                                  or the next succeeding
                                                  Business Day will be required,
                                                  by virtue of the fact that the
                                                  SPARQS initially will settle
                                                  in five Business Days (T+5),
                                                  to specify alternative
                                                  settlement arrangements to
                                                  prevent a failed settlement.

                                                  In order to facilitate the
                                                  offering of the SPARQS, the
                                                  Agent may engage in
                                                  transactions that stabilize,
                                                  maintain or otherwise affect
                                                  the price of the SPARQS or
                                                  IVAX Stock. Specifically, the
                                                  Agent may sell more SPARQS
                                                  than it is obligated to
                                                  purchase in connection with
                                                  the offering, creating a naked
                                                  short position in the SPARQS
                                                  for its own account. The Agent
                                                  must close out any naked short
                                                  position by purchasing the
                                                  SPARQS in the open market. A
                                                  naked short position is more
                                                  likely to be created if the
                                                  Agent is concerned that there
                                                  may be downward pressure on
                                                  the price of the SPARQS in the
                                                  open market after pricing that
                                                  could adversely affect
                                                  investors who purchase in the
                                                  offering. As an additional
                                                  means of facilitating the
                                                  offering, the Agent may bid
                                                  for, and purchase, SPARQS or
                                                  IVAX Stock in the open market
                                                  to stabilize the price of the
                                                  SPARQS. Any of these
                                                  activities may raise or
                                                  maintain the market price of
                                                  the SPARQS above independent
                                                  market levels or prevent or
                                                  retard a decline in the market
                                                  price of the SPARQS. The Agent
                                                  is not required to engage in
                                                  these activities, and may end
                                                  any of these activities at any
                                                  time. See "--Use of Proceeds
                                                  and Hedging" above.

ERISA Matters for Pension Plans
   and Insurance Companies....................    Each fiduciary of a pension,
                                                  profit-sharing or other
                                                  employee benefit plan subject
                                                  to the Employee Retirement
                                                  Income Security Act of 1974,
                                                  as amended ("ERISA"), (a
                                                  "Plan") should consider the
                                                  fiduciary standards of ERISA
                                                  in the context of the Plan's
                                                  particular circumstances
                                                  before authorizing an
                                                  investment in the SPARQS.
                                                  Accordingly, among other
                                                  factors, the fiduciary should
                                                  consider whether the
                                                  investment would satisfy the
                                                  prudence and diversification
                                                  requirements of ERISA and
                                                  would be consistent with the
                                                  documents and instruments
                                                  governing the Plan.

                                                  In addition, we and certain of
                                                  our subsidiaries and
                                                  affiliates, including MS & Co.
                                                  and Morgan Stanley DW Inc.
                                                  (formerly Dean Witter Reynolds
                                                  Inc.) ("MSDWI"), may each be
                                                  considered a "party in
                                                  interest" within the meaning
                                                  of ERISA, or a "disqualified
                                                  person" within the meaning of
                                                  the Internal Revenue Code of
                                                  1986, as amended (the "Code"),
                                                  with respect to many Plans, as
                                                  well as many individual
                                                  retirement accounts and Keogh
                                                  plans (also "Plans").
                                                  Prohibited transactions within
                                                  the meaning
                                                  of ERISA or the Code would
                                                  likely arise, for example, if
                                                  the SPARQS are acquired by or
                                                  with the assets of a Plan with
                                                  respect to which MS & Co.,
                                                  MSDWI or any of their
                                                  affiliates is a service
                                                  provider, unless the SPARQS
                                                  are acquired pursuant to an
                                                  exemption from the "prohibited
                                                  transaction" rules. A
                                                  violation of these "prohibited
                                                  transaction" rules may result
                                                  in an excise tax or other
                                                  liabilities under ERISA and/or
                                                  Section 4975 of the Code for
                                                  such persons, unless exemptive
                                                  relief is available under an
                                                  applicable statutory or
                                                  administrative exemption.

                                                  The U.S. Department of Labor
                                                  has issued five prohibited
                                                  transaction class exemptions
                                                  ("PTCEs") that may provide
                                                  exemptive relief for direct or
                                                  indirect prohibited
                                                  transactions resulting from
                                                  the purchase or holding of the
                                                  SPARQS. Those class exemptions
                                                  are PTCE 96-23 (for certain
                                                  transactions determined by
                                                  in-house asset managers), PTCE
                                                  95-60 (for certain
                                                  transactions involving
                                                  insurance company general
                                                  accounts), PTCE 91-38 (for
                                                  certain transactions involving
                                                  bank collective investment
                                                  funds), PTCE 90-1 (for certain
                                                  transactions involving
                                                  insurance company separate
                                                  accounts) and PTCE 84-14 (for
                                                  certain transactions
                                                  determined by independent
                                                  qualified asset managers).

                                                  Because we may be considered a
                                                  party in interest with respect
                                                  to many Plans, the SPARQS may
                                                  not be purchased or held by
                                                  any Plan, any entity whose
                                                  underlying assets include
                                                  "plan assets" by reason of any
                                                  Plan's investment in the
                                                  entity (a "Plan Asset Entity")
                                                  or any person investing "plan
                                                  assets" of any Plan, unless
                                                  such purchaser or investor is
                                                  eligible for exemptive relief,
                                                  including relief available
                                                  under PTCE 96-23, 95-60,
                                                  91-38, 90-1 or 84-14 or such
                                                  purchase and holding is
                                                  otherwise not prohibited. Any
                                                  purchaser, including any
                                                  fiduciary purchasing on behalf
                                                  of a Plan, or investor in the
                                                  SPARQS will be deemed to have
                                                  represented, in its corporate
                                                  and fiduciary capacity, by its
                                                  purchase and holding thereof
                                                  that it either (a) is not a
                                                  Plan or a Plan Asset Entity
                                                  and is not purchasing such
                                                  securities on behalf of or
                                                  with "plan assets" of any Plan
                                                  or (b) is eligible for
                                                  exemptive relief or such
                                                  purchase or holding is not
                                                  prohibited by ERISA or Section
                                                  4975 of the Code.

                                                  Under ERISA, assets of a Plan
                                                  may include assets held in the
                                                  general account of an
                                                  insurance company which has
                                                  issued an insurance policy to
                                                  such plan or assets of an
                                                  entity in which the Plan has
                                                  invested. Accordingly,
                                                  insurance company general
                                                  accounts that include assets
                                                  of a Plan must ensure that one
                                                  of the foregoing exemptions is
                                                  available. Due to the
                                                  complexity of these rules and
                                                  the penalties that may be
                                                  imposed upon persons involved
                                                  in non-exempt prohibited
                                                  transactions, it is
                                                  particularly important that
                                                  fiduciaries or other persons
                                                  considering purchasing the
                                                  SPARQS on behalf of or with
                                                  "plan assets" of any Plan
                                                  consult with their counsel
                                                  regarding the availability of
                                                  exemptive relief under PTCE
                                                  96-23, 95-60, 91-38, 90-1 or
                                                  84-14.

                                                  Certain plans that are not
                                                  subject to ERISA, including
                                                  plans maintained by state and
                                                  local governmental entities,
                                                  are
                                                  nonetheless subject to
                                                  investment restrictions under
                                                  the terms of applicable local
                                                  law. Such restrictions may
                                                  preclude the purchase of the
                                                  SPARQS.

                                                  In addition to considering the
                                                  consequences of holding the
                                                  SPARQS, employee benefit plans
                                                  subject to ERISA (or insurance
                                                  companies deemed to be
                                                  investing ERISA plan assets)
                                                  purchasing the SPARQS should
                                                  also consider the possible
                                                  implications of owning IVAX
                                                  Stock upon exchange of the
                                                  SPARQS at maturity. Purchasers
                                                  of the SPARQS have exclusive
                                                  responsibility for ensuring
                                                  that their purchase and
                                                  holding of the SPARQS do not
                                                  violate the prohibited
                                                  transaction rules of ERISA or
                                                  the Code, or any requirements
                                                  applicable to government or
                                                  other benefit plans that are
                                                  not subject to ERISA or the
                                                  Code.

United States Federal Income Taxation.........    The following summary is based
                                                  on the advice of Davis Polk &
                                                  Wardwell, our special tax
                                                  counsel ("Tax Counsel"), and
                                                  is a general discussion of the
                                                  principal potential U.S.
                                                  federal income tax
                                                  consequences to initial
                                                  investors in the SPARQS that
                                                  purchase the SPARQS at the
                                                  Issue Price and that will hold
                                                  the SPARQS as capital assets
                                                  within the meaning of Section
                                                  1221 of the Code. This summary
                                                  is based on the Code,
                                                  administrative pronouncements,
                                                  judicial decisions and
                                                  currently effective and
                                                  proposed Treasury regulations,
                                                  changes to any of which
                                                  subsequent to the date of this
                                                  pricing supplement may affect
                                                  the tax consequences described
                                                  herein. This summary does not
                                                  address all aspects of U.S.
                                                  federal income taxation that
                                                  may be relevant to a
                                                  particular investor in light
                                                  of the investor's individual
                                                  circumstances or to certain
                                                  types of investors subject to
                                                  special treatment under the
                                                  U.S. federal income tax laws
                                                  (e.g., taxpayers who are not
                                                  U.S. Holders, as defined below
                                                  (except as pertains to the
                                                  withholding tax), certain
                                                  financial institutions,
                                                  tax-exempt organizations,
                                                  dealers and certain traders in
                                                  options or securities,
                                                  partnerships or other entities
                                                  classified as partnerships, or
                                                  persons who hold a SPARQS (or
                                                  any component thereof) as a
                                                  part of a hedging transaction,
                                                  straddle, conversion or other
                                                  integrated transaction). As
                                                  the law applicable to the U.S.
                                                  federal income taxation of
                                                  instruments such as the SPARQS
                                                  is technical and complex, the
                                                  discussion below necessarily
                                                  represents only a general
                                                  summary. Moreover, the effect
                                                  of any applicable state, local
                                                  or foreign tax laws is not
                                                  discussed. Additionally,
                                                  except as pertains to the
                                                  witholding tax described below
                                                  under "--Non U.S. Holders,"
                                                  the effect of the U.S. federal
                                                  tax laws, including the effect
                                                  of the U.S. federal estate tax
                                                  laws, on an investment in the
                                                  SPARQS by Non-U.S. Holders is
                                                  not discussed.

                                                  General

                                                  Pursuant to the terms of the
                                                  SPARQS and subject to the
                                                  discussion below under
                                                  "--Non-U.S. Holders," we and
                                                  every investor in the SPARQS
                                                  agree (in the absence of an
                                                  administrative determination
                                                  or judicial ruling to the
                                                  contrary) to characterize a
                                                  SPARQS for all tax purposes as
                                                  an investment unit consisting
                                                  of the following components
                                                  (the "Components"): (i) a
                                                  terminable contract (the
                                                  "Terminable Forward Contract")
                                                  that (a)
                                                  requires an investor in a
                                                  SPARQS (subject to the Morgan
                                                  Stanley Call Right) to
                                                  purchase and us to sell, for
                                                  an amount equal to the Issue
                                                  Price (the "Forward Price"),
                                                  IVAX Stock at maturity and (b)
                                                  allows us, upon exercise of
                                                  the Morgan Stanley Call Right,
                                                  to terminate the Terminable
                                                  Forward Contract by returning
                                                  to an investor the Deposit (as
                                                  defined below) and paying to
                                                  an investor an amount of cash
                                                  equal to the difference
                                                  between the Call Price and the
                                                  Deposit; and (ii) a deposit
                                                  with us of a fixed amount of
                                                  cash, equal to the Issue
                                                  Price, to secure the
                                                  investor's obligation to
                                                  purchase IVAX Stock (the
                                                  "Deposit"), which Deposit
                                                  bears a quarterly compounded
                                                  yield of 2.3793% per annum,
                                                  which yield is based on our
                                                  cost of borrowing. Under this
                                                  characterization, less than
                                                  the full quarterly payments on
                                                  the SPARQS will be
                                                  attributable to the yield on
                                                  the Deposit. Accordingly, the
                                                  excess of the quarterly
                                                  payments on the SPARQS over
                                                  the portion of those payments
                                                  attributable to the yield on
                                                  the Deposit will represent
                                                  payments attributable to the
                                                  investors' entry into the
                                                  Terminable Forward Contract
                                                  (the "Contract Fees").
                                                  Furthermore, based on our
                                                  determination of the relative
                                                  fair market values of the
                                                  Components at the time of
                                                  issuance of the SPARQS, we
                                                  will allocate 100% of the
                                                  Issue Price of the SPARQS to
                                                  the Deposit and none to the
                                                  Terminable Forward Contract.
                                                  Our allocation of the Issue
                                                  Price among the Components
                                                  will be binding on investors
                                                  in the SPARQS, unless an
                                                  investor timely and explicitly
                                                  discloses to the IRS that its
                                                  allocation is different from
                                                  ours. The treatment of the
                                                  SPARQS described above and our
                                                  allocation are not, however,
                                                  binding on the IRS or the
                                                  courts. No statutory, judicial
                                                  or administrative authority
                                                  directly addresses the
                                                  characterization of the SPARQS
                                                  or instruments similar to the
                                                  SPARQS for U.S. federal income
                                                  tax purposes, and no ruling is
                                                  being requested from the IRS
                                                  with respect to the SPARQS.
                                                  Due to the absence of
                                                  authorities that directly
                                                  address instruments that are
                                                  similar to the SPARQS, Tax
                                                  Counsel is unable to render an
                                                  opinion as to the proper U.S.
                                                  federal income tax
                                                  characterization of the
                                                  SPARQS. As a result,
                                                  significant aspects of the
                                                  U.S. federal income tax
                                                  consequences of an investment
                                                  in the SPARQS are uncertain,
                                                  and no assurance can be given
                                                  that the IRS or the courts
                                                  will agree with the
                                                  characterization described
                                                  herein. Accordingly, you are
                                                  urged to consult your own tax
                                                  advisor regarding the U.S.
                                                  federal income tax
                                                  consequences of an investment
                                                  in the SPARQS (including
                                                  alternative characterizations
                                                  of the SPARQS) and with
                                                  respect to any tax
                                                  consequences arising under the
                                                  laws of any state, local or
                                                  foreign taxing jurisdiction.
                                                  Unless otherwise stated, the
                                                  following discussion is based
                                                  on the treatment and the
                                                  allocation described above.

                                                  U.S. Holders

                                                  As used herein, the term "U.S.
                                                  Holder" means an owner of a
                                                  SPARQS that is, for U.S.
                                                  federal income tax purposes,
                                                  (i) a citizen or resident of
                                                  the United States, (ii) a
                                                  corporation created or
                                                  organized under the laws of
                                                  the United States or any
                                                  political
                                                  subdivision thereof or (iii)
                                                  an estate or trust the income
                                                  of which is subject to U.S.
                                                  federal income taxation
                                                  regardless of its source.

                                                  Tax Treatment of the SPARQS

                                                  Assuming the characterization
                                                  of the SPARQS and the
                                                  allocation of the Issue Price
                                                  as set forth above, Tax
                                                  Counsel believes that the
                                                  following U.S. federal income
                                                  tax consequences should
                                                  result.

                                                  Quarterly Payments on the
                                                  SPARQS. To the extent
                                                  attributable to the yield on
                                                  the Deposit, quarterly
                                                  payments on the SPARQS will
                                                  generally be taxable to a U.S.
                                                  Holder as ordinary income at
                                                  the time accrued or received
                                                  in accordance with the U.S.
                                                  Holder's method of accounting
                                                  for U.S. federal income tax
                                                  purposes. As discussed above,
                                                  any excess of the quarterly
                                                  payments over the portion
                                                  thereof attributable to the
                                                  yield on the Deposit will be
                                                  treated as Contract Fees.
                                                  Although the U.S. federal
                                                  income tax treatment of
                                                  Contract Fees is uncertain, we
                                                  intend to take the position,
                                                  and the following discussion
                                                  assumes, that any Contract
                                                  Fees with respect to the
                                                  SPARQS constitute taxable
                                                  income to a U.S. Holder at the
                                                  time accrued or received in
                                                  accordance with the U.S.
                                                  Holder's method of accounting
                                                  for U.S. federal income tax
                                                  purposes.

                                                  Tax Basis. Based on our
                                                  determination set forth above,
                                                  the U.S. Holder's tax basis in
                                                  the Terminable Forward
                                                  Contract will be zero, and the
                                                  U.S. Holder's tax basis in the
                                                  Deposit will be 100% of the
                                                  Issue Price.

                                                  Settlement of the Terminable
                                                  Forward Contract. Upon
                                                  maturity of the Terminable
                                                  Forward Contract, a U.S.
                                                  Holder would, pursuant to the
                                                  Terminable Forward Contract,
                                                  be deemed to have applied the
                                                  Forward Price toward the
                                                  purchase of IVAX Stock, and
                                                  the U.S. Holder would not
                                                  recognize any gain or loss
                                                  with respect to any IVAX Stock
                                                  received. With respect to any
                                                  cash received upon maturity
                                                  (other than in respect of any
                                                  accrued interest on the
                                                  Deposit and any accrued
                                                  Contract Fees, which will be
                                                  taxed as described above under
                                                  "--Quarterly Payments on the
                                                  SPARQS"), a U.S. Holder would
                                                  recognize gain or loss. The
                                                  amount of such gain or loss
                                                  would be the extent to which
                                                  the amount of such cash
                                                  received differs from the pro
                                                  rata portion of the Forward
                                                  Price allocable to the cash as
                                                  described in the following
                                                  paragraph. Any such gain or
                                                  loss would generally be
                                                  capital gain or loss, as the
                                                  case may be.

                                                  With respect to any IVAX Stock
                                                  received upon maturity, the
                                                  U.S. Holder would have an
                                                  adjusted tax basis in the IVAX
                                                  Stock equal to the pro rata
                                                  portion of the Forward Price
                                                  allocable to it. The
                                                  allocation of the Forward
                                                  Price between the right to
                                                  receive cash and IVAX Stock
                                                  should be based on the amount
                                                  of the cash received
                                                  (excluding cash in respect of
                                                  any accrued interest on the
                                                  Deposit and any accrued
                                                  Contract Fees) and the
                                                  relative fair market value of
                                                  IVAX Stock received, as of the
                                                  Maturity Date. The holding
                                                  period for any IVAX Stock
                                                  received would start on the
                                                  day after the maturity of the
                                                  SPARQS. Although the matter is
                                                  not free from doubt, the
                                                  occurrence of a Reorganization
                                                  Event
                                                  will not cause a taxable event
                                                  to occur with respect to the
                                                  Terminable Forward Contract.

                                                  Price Event Acceleration.
                                                  Although the tax consequences
                                                  of a Price Event Acceleration
                                                  are uncertain, we intend to
                                                  treat a Price Event
                                                  Acceleration as (i) the
                                                  repayment by us of the Deposit
                                                  for a price equal to the
                                                  Forward Price plus the present
                                                  value of the portion of the
                                                  remaining scheduled payments
                                                  on the SPARQS (from and
                                                  including the date of
                                                  acceleration) that is
                                                  attributable to interest on
                                                  the Deposit, and (ii) the
                                                  settlement of the Terminable
                                                  Forward Contract through the
                                                  delivery by the U.S. Holder to
                                                  us of the Forward Price in
                                                  exchange for (a) shares of
                                                  IVAX Stock and (b) cash equal
                                                  to the present value of the
                                                  portion of the remaining
                                                  scheduled payments on the
                                                  SPARQS (from and including the
                                                  date of acceleration) that is
                                                  attributable to Contract Fees.
                                                  We will also pay cash
                                                  representing unpaid interest
                                                  on the Deposit and unpaid
                                                  Contract Fees that accrued up
                                                  to but excluding the date of
                                                  acceleration.

                                                  Assuming the characterization
                                                  of the Price Event
                                                  Acceleration described above,
                                                  a U.S. Holder would, with
                                                  respect to the price paid by
                                                  us to repay the Deposit,
                                                  recognize capital gain or loss
                                                  equal to the difference
                                                  between such amount and the
                                                  U.S. Holder's basis in the
                                                  Deposit, which difference, in
                                                  the case of an initial
                                                  investor, would be equal to
                                                  the present value of the
                                                  portion of the remaining
                                                  scheduled payments on the
                                                  SPARQS attributable to the
                                                  interest on the Deposit. In
                                                  general, the tax treatment of
                                                  the settlement of the
                                                  Terminable Forward Contract
                                                  upon a Price Event
                                                  Acceleration would be the same
                                                  as described above under
                                                  "--Settlement of the
                                                  Terminable Forward Contract."
                                                  However, the tax treatment of
                                                  cash received with respect to
                                                  the present value of the
                                                  portion of the remaining
                                                  scheduled payments on the
                                                  SPARQS that is attributable to
                                                  Contract Fees is uncertain.
                                                  Such amount could be treated
                                                  as an adjustment to the
                                                  Forward Price, which would
                                                  reduce the basis a U.S. Holder
                                                  would have in IVAX Stock
                                                  received, or as additional
                                                  cash proceeds with respect to
                                                  the Forward Contract, which
                                                  would be treated as described
                                                  above under "--Settlement of
                                                  the Terminable Forward
                                                  Contract." U.S. Holders are
                                                  urged to consult their own tax
                                                  advisors regarding the U.S.
                                                  federal income tax treatment
                                                  of cash received with respect
                                                  to the Terminable Forward
                                                  Contract upon a Price Event
                                                  Acceleration.

                                                  Any cash received with respect
                                                  to accrued interest on the
                                                  Deposit and any accrued
                                                  Contract Fees will be taxed as
                                                  described under "--Quarterly
                                                  Payments on the SPARQS" above.

                                                  Sale, Exchange or Early
                                                  Retirement of the SPARQS. Upon
                                                  a sale or exchange of a SPARQS
                                                  prior to the maturity of the
                                                  SPARQS, upon the retirement of
                                                  a SPARQS prior to maturity
                                                  pursuant to the Morgan Stanley
                                                  Call Right or upon the
                                                  occurrence of an Event of
                                                  Default Acceleration, a U.S.
                                                  Holder would recognize taxable
                                                  gain or loss equal to the
                                                  difference between the amount
                                                  realized on such sale,
                                                  exchange, retirement or
                                                  occurrence and the U.S.
                                                  Holder's tax basis in the
                                                  SPARQS so sold, exchanged or
                                                  retired.

                                                  Any such gain or loss would
                                                  generally be capital gain or
                                                  loss, as the case may be. Such
                                                  U.S. Holder's tax basis in the
                                                  SPARQS would generally equal
                                                  the U.S. Holder's tax basis in
                                                  the Deposit. For these
                                                  purposes, the amount realized
                                                  does not include any amount
                                                  attributable to accrued but
                                                  unpaid interest payments on
                                                  the Deposit, which would be
                                                  taxed as described under
                                                  "--Quarterly Payments on the
                                                  SPARQS" above. It is uncertain
                                                  whether the amount realized
                                                  includes any amount
                                                  attributable to accrued but
                                                  unpaid Contract Fees. U.S.
                                                  Holders should consult their
                                                  own tax advisors regarding the
                                                  treatment of accrued but
                                                  unpaid Contract Fees upon the
                                                  sale, exchange or retirement
                                                  of a SPARQS.

                                                  Possible Alternative Tax
                                                  Treatments of an Investment in
                                                  the SPARQS

                                                  Due to the absence of
                                                  authorities that directly
                                                  address the proper
                                                  characterization of the
                                                  SPARQS, no assurance can be
                                                  given that the IRS will
                                                  accept, or that a court will
                                                  uphold, the characterization
                                                  and tax treatment described
                                                  above. In particular, the IRS
                                                  could seek to analyze the U.S.
                                                  federal income tax
                                                  consequences of owning a
                                                  SPARQS under Treasury
                                                  regulations governing
                                                  contingent payment debt
                                                  instruments (the "Contingent
                                                  Payment Regulations").

                                                  If the IRS were successful in
                                                  asserting that the Contingent
                                                  Payment Regulations applied to
                                                  the SPARQS, the timing and
                                                  character of income thereon
                                                  would be significantly
                                                  affected. Among other things,
                                                  a U.S. Holder would be
                                                  required to accrue interest
                                                  income as original issue
                                                  discount, subject to
                                                  adjustments, at a "comparable
                                                  yield" on the Issue Price. In
                                                  addition, a U.S. Holder would
                                                  recognize income upon maturity
                                                  of the SPARQS to the extent
                                                  that the value of IVAX Stock
                                                  and cash (if any) received
                                                  exceeded the adjusted issue
                                                  price of the SPARQS.
                                                  Furthermore, any gain realized
                                                  with respect to the SPARQS
                                                  would generally be treated as
                                                  ordinary income.

                                                  Even if the Contingent Payment
                                                  Regulations do not apply to
                                                  the SPARQS, other alternative
                                                  U.S. federal income tax
                                                  characterizations or
                                                  treatments of the SPARQS are
                                                  also possible, and if applied
                                                  could also affect the timing
                                                  and the character of the
                                                  income or loss with respect to
                                                  the SPARQS. It is possible,
                                                  for example, that a SPARQS
                                                  could be treated as
                                                  constituting an "open
                                                  transaction" with the result
                                                  that the quarterly payments on
                                                  the SPARQS might not be
                                                  accounted for separately as
                                                  giving rise to income to U.S.
                                                  Holders. Other alternative
                                                  characterizations are also
                                                  possible. Accordingly,
                                                  prospective purchasers are
                                                  urged to consult their own tax
                                                  advisors regarding the U.S.
                                                  federal income tax
                                                  consequences of an investment
                                                  in the SPARQS.

                                                  Backup Withholding and
                                                  Information Reporting

                                                  Backup withholding may apply
                                                  in respect of the amounts paid
                                                  to a U.S. Holder, unless such
                                                  U.S. Holder provides proof of
                                                  an applicable exemption or a
                                                  correct taxpayer
                                                  identification number, or
                                                  otherwise complies with
                                                  applicable requirements of the
                                                  backup
                                                  withholding rules. The amounts
                                                  withheld under the backup
                                                  withholding rules are not an
                                                  additional tax and may be
                                                  refunded, or credited against
                                                  the U.S. Holder's U.S. federal
                                                  income tax liability, provided
                                                  that the required information
                                                  is furnished to the IRS. In
                                                  addition, a U.S. Holder may be
                                                  subject to information
                                                  reporting in respect of the
                                                  amounts paid to the U.S.
                                                  Holder, unless the U.S. Holder
                                                  provides proof of an
                                                  applicable exemption or
                                                  otherwise complies with the
                                                  applicable requirements of the
                                                  information reporting rules.

                                                  Non-U.S. Holders

                                                  This section only applies to
                                                  you if you are a Non-U.S.
                                                  Holder. As used herein, the
                                                  term "Non-U.S. Holder" means a
                                                  beneficial owner of a SPARQS
                                                  that is for U.S. federal
                                                  income tax purposes:

                                                   o  a nonresident alien
                                                      individual;

                                                   o  a foreign corporation; or

                                                   o  a foreign trust or estate.

                                                  Although you have agreed with
                                                  us pursuant to the terms of
                                                  the SPARQS to treat a SPARQS
                                                  as an investment unit
                                                  consisting of a Terminable
                                                  Forward Contract and a
                                                  Deposit, as discussed above,
                                                  significant aspects of the tax
                                                  treatment of the SPARQS are
                                                  uncertain. Accordingly, any
                                                  quarterly payments on the
                                                  SPARQS made to a Non-U.S.
                                                  Holder will generally be
                                                  withheld upon at a rate of
                                                  30%, or at a reduced rate
                                                  specified by an applicable
                                                  income tax treaty under an
                                                  "other income" or similar
                                                  provision. In order to claim
                                                  an exemption from or a
                                                  reduction in the 30%
                                                  withholding tax, a Non- U.S.
                                                  Holder of a SPARQS must comply
                                                  with certification
                                                  requirements to establish that
                                                  it is not a United States
                                                  Person and is claiming a
                                                  reduction of or an exemption
                                                  from withholding under an
                                                  applicable tax treaty. If you
                                                  are a Non-U.S. Holder, you are
                                                  urged to consult your own tax
                                                  advisor regarding the tax
                                                  treatment of the SPARQS,
                                                  including the possibility of
                                                  obtaining a refund of any
                                                  withholding tax and the
                                                  certification requirements
                                                  described above.

                                                                         Annex A

                      Hypothetical Call Price Calculations

The following tables set forth sample calculations of the Call Price for hypothetical Call Dates of March 1, 2005, May 1, 2005 and September 15, 2005 (the scheduled Maturity Date) based on the following terms:

     o    Original Issue Date: August 31, 2004

     o Interest Payment Dates: December 15, 2004, March 15, 2005, June 15, 2005 and the Maturity Date

     o Yield to Call: 22% per annum (computed on the basis of a 360-day year of twelve 30-day months)

     o    Issue Price: $24.89 per SPARQS

     o    Interest Rate: 9% per annum

The Call Price with respect to any Call Date is an amount of cash per SPARQS such that the sum of the present values of all cash flows on each SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payments on each SPARQS), discounted to the Original Issue Date at the applicable Discount Factor, equals the Issue Price. The Discount Factor is based on the Yield to Call rate of 22% per annum and the number of years (or fraction of a year) from the Original Issue Date to and including the applicable payment date and is represented by the following formula:

                               1
         Discount  Factor  = -----,  where x is the  number of years  from the
                            1.22(x)
         Original  Issue  Date to and  including  the applicable payment date.


The Call Price in each of the hypothetical examples shown below is determined as follows:

     o The known cash flows on the SPARQS (i.e., the interest payments) are discounted to their present value on the Original Issue Date at the applicable Discount Factor. The sum of these present values equals the present value on the Original Issue Date of all of the interest payments payable on the SPARQS to and including the applicable Call Date.

          o For example, the present value of all of the interest payments for the hypothetical Call Date of March 1, 2005 is $1.0445 ($.6166 + $.4279).

     o Since the present value of all payments on the SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payment on each SPARQS) must equal the Issue Price, we can determine the present value of the applicable Call Price by subtracting the sum of the present values of the interest payments from the Issue Price.

          o For example, for the hypothetical Call Date of March 1, 2005, the present value of the Call Price is $23.8455 ($24.89 - $1.0445).

     o The Call Price is then derived by determining the amount that, when discounted to the Original Issue Date from the applicable Call Date at the applicable Discount Factor, equals the present value of the Call Price.

          o For the hypothetical Call Date of March 1, 2005, the Call Price is therefore $26.3527, which is the amount that if paid on March 1, 2005 has a present value on the Original Issue Date of $23.8455, based on the applicable Discount Factor.

                                      o o o

The Call Prices calculated in the following tables are based upon the terms set forth above and the three sample Call Dates. The actual amount you will receive if we call the SPARQS will depend upon the actual Call Date.

                           Call Date of March 1, 2005

                                                                                                                          Present
                                                                                                                          Value at
                                                                                                                          Original
                                                                                                                         Issue Date
                                                 Accrued but                                                              of Cash
                                                   Unpaid                             Days from  Years from    Discount  Received on
                                       Interest   Interest      Call       Total Cash  Original   Original    Factor at Payment Date
                          Issue Price  Payments  Received on    Price     Received on    Issue   Issue Date     Yield      at Yield
Payment Date                Paid       Received   Call Date   Received(1) Payment Date   Date(2) (Days(2)/360) to Call(3)   to Call
------------              ----------   --------   ---------   ---------   ------------   -----   -----------  ----------- ----------
August 31, 2004            $24.89         --           --          --           --          0      .00000      100.000%        --
December 15, 2004              --     $ .6534          --          --      $  .6534       105      .29167       94.365%   $  .6166
Call Date (March 1, 2005)      --         --      $ .4729          --      $  .4729       181      .50278       90.486%   $  .4279
Call Date (March 1, 2005)      --         --           --     $26.3527     $26.3527       181      .50278       90.486%   $23.8455
Total amount received on the Call Date: $26.8256                                                                Total:    $24.8900
Total amount received over the term of the SPARQS: $27.4790

------

1 The Call Price of $26.3527 is the dollar amount that has a present value of $23.8455, which has been discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 22% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $24.89.

2    Based upon a 360-day year of twelve 30-day months.

                         1
3    Discount Factor = -----, where x is Years from Original Issue Date to and
                      1.22(x)
     including the applicable payment date.

                                                      Call Date of May 1, 2005

                                                                                                                          Present
                                                                                                                         Value at
                                                                                                                         Original
                                                                                                                        Issue Date
                                                Accrued but                                                              of Cash
                                                  Unpaid                             Days from  Years from    Discount  Received on
                                      Interest   Interest      Call      Total Cash   Original   Original     Factor at Payment Date
                         Issue Price  Payments  Received on    Price     Received on    Issue   Issue Date     Yield      at Yield
         Payment Date        Paid     Received   Call Date   Received(1) Payment Date   Date(2) (Days(2)/360) to Call(3)   to Call
         ------------        ----     --------   ---------   ---------   ------------   -----   ----------- - ---------- -----------
August 31, 2004           $24.89          --          --           --           --         0      .00000      100.000%         --
December 15, 2004             --    $  .6534          --           --     $  .6534       105      .29167       94.365%   $  .6166
March 15, 2005                --    $  .5600          --           --     $  .5600       195      .54167       89.789%   $  .5028
Call Date (May 1, 2005)       --          --    $  .2862           --     $  .2862       241      .66944       87.536%   $  .2505
Call Date (May 1, 2005)       --          --          --     $26.8691     $26.8691       241      .66944       87.536%   $23.5201
Total amount received on the Call Date: $27.1553                                                               Total:    $24.8900
Total amount received over the term of the SPARQS: $28.3687

-----------

1 The Call Price of $26.8691 is the dollar amount that has a present value of $23.5201, which has been discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 22% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $24.89.

2    Based upon a 360-day year of twelve 30-day months.

                         1
3    Discount Factor = -----, where x is Years from Original Issue Date to and
                      1.22(x)
     including the applicable payment date.

                 Call Date of September 15, 2005 (Maturity Date)


                                                                                                                          Present
                                                                                                                         Value at
                                                                                                                         Original
                                                                                                                        Issue Date
                                                 Accrued but                                                             of Cash
                                                   Unpaid                             Days from  Years from   Discount  Received on
                                       Interest   Interest      Call      Total Cash   Original   Original    Factor at Payment Date
                          Issue Price  Payments  Received on    Price     Received on    Issue   Issue Date    Yield      at Yield
         Payment Date         Paid     Received   Call Date   Received(1) Payment Date   Date(2) (Days(2)/360) to Call(3)    to Call
         ------------         ----     --------   ---------   ---------   ------------   -----   -----------  ---------- -----------
August 31, 2004            $24.89          --          --           --           --         0      .00000     100.000%         --
December 15, 2004              --    $  .6534          --           --      $ .6534       105      .29167      94.365%   $  .6166
March 15, 2005                 --    $  .5600          --           --      $ .5600       195      .54167      89.789%   $  .5028
June 15, 2005                  --    $  .5600          --           --      $ .5600       285      .79167      85.434%   $  .4784
Call Date (September 15, 2005) --          --    $  .5600           --      $ .5600       375     1.04167      81.291%   $  .4552
Call Date (September 15, 2005) --          --          --     $28.0929     $28.0929       375     1.04167      81.291%   $22.837
Total amount received on the Call Date: $28.6529                                                               Total     $24.8900
Total amount received over the term of the SPARQS: $30.4263

---------------------------------------

1 The Call Price of $28.0929 is the dollar amount that has a present value of $22.837, which has been discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 22% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $24.89.

2    Based upon a 360-day year of twelve 30-day months.

                         1
3    Discount Factor = -----, where x is Years from Original Issue Date to and
                      1.22(x)
     including the applicable payment date.